SCHEDULE 14A INFORMATION
(Rule 14a-101)
Information Required in Proxy Statement
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.
Filed by the Registrant (X)

Filed by a Party other than the Registrant (   )

Check the appropriate box:

(   ) Preliminary Proxy Statement
(   ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
(X) Definitive Proxy Statement
(   ) Definitive Additional Materials
(   ) Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

APPLIED DIGITAL SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

(   ) Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies;
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined);
(4)	Proposed maximum aggregate value of transaction;
(5)	Total Fee Paid.

(   ) Fee paid previously with previous materials.

(   ) Check box if any of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid;
(2)  Form, Schedule or Registration Statement No.;
(3)  Filing Party;
(4)  Date Filed.

Michael E. Krawitz
Executive Vice President, General Counsel, Secretary and Chief Privacy Officer
June 9, 2006
Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Applied Digital Solutions, Inc., which will be held on July 15, 2006, at 9:30 a.m., Eastern Daylight Savings Time, at the Hilton Garden Inn Boca Raton, 8201 Congress Avenue, Boca Raton, Florida 33487.

The enclosed notice of meeting identifies each business proposal for your action. These proposals and the vote the Board of Directors recommends are:

Proposal		Recommended Vote
1.	Election of two directors to hold office until the 2009 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;	FOR
2.	Ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006;	FOR
3.	Approval of an amendment of the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the Plan from 5,200,000 to 7,500,000 shares; and	FOR
4.	To transact such other business as may properly come before the meeting or at any adjournment thereof.	FOR

The Company has also included a Proxy Statement that contains more information about these proposals and the meeting.

If you plan to attend the meeting, please mark the appropriate box on your proxy card to help the Company plan for the meeting. You will need an admission card to attend the meeting. If your shares are registered in your name, you are a shareholder of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the meeting. If your shares are in the name of your broker or bank, your shares are held in street name. Ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your brokerage statement with you to the meeting so that the Company can verify your ownership of the Company’s stock on the record date and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

Your vote is important regardless of the number of shares you own. The Company encourages you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Many shareholders also can vote by proxy via a touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card or via the Internet using the instructions on your proxy card. In addition, shareholders may vote in person at the meeting as described above.

EACH SHAREHOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE VIA THE INTERNET. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

Sincerely,

MICHAEL E. KRAWITZ
Executive Vice President, General Counsel,
Secretary and Chief Privacy Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
APPLIED DIGITAL SOLUTIONS, INC.:

The 2006 Annual Meeting of Shareholders of Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), whose headquarters are located in Delray Beach, Florida, will be held at the Hilton Garden Inn Boca Raton, 8201 Congress Avenue, Boca Raton, Florida 33487, on July 15, 2006, at 9:30 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect two directors to hold office until the 2009 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.	To ratify the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2006;

3.	To approve an amendment to the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the Plan from 5,200,000 to 7,500,000 shares; and

4.	To transact such other business as may properly come before the meeting and at any adjournment thereof.

The Board of Directors has fixed the close of business on May 17, 2006 as the record date for the determination of shareholders entitled to receive notice of the meeting and vote, or exercise voting rights through a voting trust, as the case may be, at the meeting and any adjournments or postponements of the meeting. The Company will make available a list of holders of record of the Company’s common stock as of the close of business on May 17, 2006 for inspection during normal business hours at the offices of the Company, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 for ten business days prior to the meeting. This list will also be available at the meeting.

By Order of the Board of Directors

MICHAEL E. KRAWITZ
Executive Vice President, General Counsel,
Secretary and Chief Privacy Officer

Delray Beach, Florida
June 9, 2006

1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

June 9, 2006
PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 15, 2006

The Board of Directors of Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), whose principal executive office is located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2006 Annual Meeting of Shareholders of the Company. The meeting will be held at the Hilton Garden Inn Boca Raton, 8201 Congress Avenue, Boca Raton, Florida, on July 15, 2006, at 9:30 a.m., Eastern Daylight Savings Time, subject to adjournment or postponement thereof (the “Meeting”). The proxies also may be voted at any adjournments or postponements of the Meeting. This Proxy Statement and the accompanying form of Proxy are first being mailed to the shareholders of the Company on or about June 9, 2006.

Voting and Revocability of Proxies

All properly executed written proxies and all properly completed proxies voted by telephone or via the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Meeting in accordance with the instructions of the shareholder. Below is a list of the different votes shareholders may cast at the Meeting pursuant to this solicitation.

In voting on the election of two directors to serve until the 2009 Annual Meeting of Shareholders, shareholders may vote in one of the three following ways:

1. in favor of the nominees,
2. withhold votes as to the nominees, or
3. withhold votes as to a specific nominee.

In voting on (i) the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, (ii) the approval of an amendment to the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 5,200,000 to 7,500,000 shares, shareholders may vote in one of the following ways:

1. in favor of the proposal,
2. against the proposal, or
3. abstain from voting on the proposal.

Shareholders should specify their choice for each matter on the enclosed form of Proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of the directors as set forth herein, FOR the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, and FOR the approval of an amendment to the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 5,200,000 to 7,500,000 shares.

In addition, if other matters come before the Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgment with respect to such matters. A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Company’s Secretary bearing a later date than the proxy or by giving a later dated proxy. Any written notice revoking a proxy should be sent to the Company’s proxy tabulator: ADP Investor Communication Services, Inc., 51 Mercedes Way, Edgewood, NY 11717. Proxies signed by brokers with no further statements indicated on the Proxy and shares as to which proxy authority has been withheld, including abstentions, with respect to any matter will be counted for quorum and for purposes of determining the number of shares entitled to vote on a matter. Broker non-votes(Proxies where the broker has added statements such as “non-vote,” “no vote” or “do not vote”) are not counted for quorum or for purposes of determining the number of shares entitled to vote on a matter. The presence in person or by proxy of the holders of the shares representing a majority of all outstanding shares will constitute a quorum. Approval of all of the proposals will require the affirmative vote of a majority of the shares entitled to vote that are present in person or represented by proxy at the Meeting. Abstentions will be considered as shares present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast for or against any matter.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by shareholders interested in voting via the telephone or the Internet are set forth on the proxy card when available.

Record Date and Share Ownership

Owners of record of shares of the Company’s common stock at the close of business on May 17, 2006 (the “Record Date”), will be entitled to vote at the Meeting or adjournments or postponements thereof. Each owner of record of the Company’s common stock on the Record Date is entitled to one vote for each share of common stock so held.

As of the close of business on May 17, 2006, there were 67,439,713 shares of common stock outstanding entitled to vote at the Meeting (all such shares being referred to herein as the “shares” and all holders thereof being referred to as the “shareholders” of the Company). A majority of the shares must be present, in person or by proxy, to conduct business at the Meeting.

For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s common stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Expenses of Solicitation.

The expense of solicitation of proxies will be borne by the Company. The Company has not retained a proxy solicitor to solicit proxies; however, the Company may choose to do so prior to the Meeting. Proxies may also be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company’s proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

2

i

(Proposal 1)

ELECTION OF DIRECTORS

Board of Directors

The Company’s Board of Directors is divided into three classes. A class of directors is elected each year to serve for a three-year term and until the directors’ successors are duly elected and qualified, which has been the practice of the Company since 1998. The shareholders elect approximately one-third of the members of the Board of Directors annually. Directors may only be removed for cause. Any director appointed by the Board of Directors to fill a vacancy on the Board serves the balance of the unexpired term of the class of directors in which the vacancy occurred.

The terms of J. Michael Norris and Constance K. Weaver will expire at the 2006 Annual Meeting, and J. Michael Norris and Constance K. Weaver have been nominated to stand for reelection at the Meeting to hold office until the 2009 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. As of June 9, 2006, the Company had two vacancies on the Board of Directors resulting from resignations in 2001 and 2003, which have not yet been filled. Proxies may not be voted for a greater number of persons than the nominees identified below.

Cumulative voting does not apply in the election of directors. Unless otherwise indicated, the shares represented by this proxy will be voted for each nominee named below. Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed Proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

Vote Required

In order to approve this proposal, the affirmative vote of the majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the election and ratification of the appointment of directors.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote FOR J. Michael Norris and Constance K. Weaver to hold office until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Biographical and other information concerning our directors and the nominees for election at the meeting is set forth below.

NOMINEES FOR ELECTION TO TERMS EXPIRING 2009

J. Michael Norris: Mr. Norris, age 59, was appointed a director on January 12, 2004, and serves as a member of the Audit Committee and as Chairman of the Technology Committee of the Board of Directors. Mr. Norris currently operates his own consulting firm. Previously, he served as the Chairman and Chief Executive Officer of Next Level Communications before it was acquired by Motorola in the spring of 2003. Prior to joining Next Level Communications, Mr. Norris was a Senior Vice President and General Manager of the Network Management Group where he was responsible for Motorola’s global Cellular Operating Joint Ventures, International Satellite Gateway Operations and Wireless Resale Operations for approximately 10 years. Mr. Norris holds a bachelor’s degree with a specialization in economics and a master’s degree with a specialization in finance, from Rollins College, Winter Park, Florida.

Constance K. Weaver: Ms. Weaver, age 53, was elected a director in July 1998. She serves as a member of the Compensation, Nominating and Technology Committees, and as Chairman of the Compliance Committee of the Board of Directors. Since July 2005, Ms. Weaver has served as the Executive Vice President and Chief Marketing Officer for Bearing Point, Inc. From October 2002 to February 2005, Ms. Weaver served as Executive Vice President, Public Relations, Marketing Communications and Brand Management for AT&T Corporation (AT&T) (NYSE:T). From 1996 to October 2002, Ms. Weaver was Vice President, Investor Relations and Financial Communications for AT&T. From 1995 through 1996, she was Senior Director, Investor Relations and Financial

Communications for Microsoft Corporation. From 1993 to 1995, she was Vice President, Investor Relations, and, from 1991 to 1993, she was Director of Investor Relations for MCI Communications, Inc. She earned a Bachelor of Science degree from the University of Maryland in 1975 and has completed post-graduate financial management, marketing and strategic planning courses at The Wharton School of the University of Pennsylvania, Stanford University, Columbia University and Imede (Switzerland).

INCUMBENT DIRECTOR - TERM EXPIRING 2007

Scott R. Silverman: Mr. Silverman, age 42, has served as the Company’s Chairman of the Board and Chief Executive Officer since March 2003 and as Acting President since April 2005. From August 2001 to March 2002, he served as a special advisor to the Board of Directors and from March 2002 to March 2003, he served as the Company’s President and as a member of the Board of Directors. From September 1999 to March 2002, Mr. Silverman operated his own private investment-banking firm, and from October 1996 to September 1999, he served in various capacities for the Company including positions related to business development, corporate development and legal affairs. From July 1995 to September 1996, he served as President of ATI Communications, Inc., one of the Company’s subsidiaries. He began his career as an attorney specializing in commercial litigation and communications law at the law firm of Cooper Perskie in Atlantic City, New Jersey, and Philadelphia, Pennsylvania. Mr. Silverman is a graduate of the University of Pennsylvania and Villanova University School of Law. Mr. Silverman currently serves on the board of directors of the Company’s majority-owned subsidiaries, Digital Angel Corporation and InfoTech U.S.A. Inc.

INCUMBENT DIRECTOR - TERM EXPIRING 2007

Michael S. Zarriello: Mr. Zarriello, age 56, was appointed a director effective May 9, 2003, and serves as a member of the Audit and Nominating Committees of the Board of Directors. Mr. Zarriello has served as a member of the board of directors of the Company’s majority-owned subsidiary, Digital Angel Corporation, since September 2003, and he currently serves as a member of the Compensation and Audit Committees of Digital Angel Corporation’s board of directors. He has served as Senior Vice President and Chief Financial Officer for Rural/Metro Corporation in Scottsdale, Arizona since July 2003. Mr. Zarriello was a Senior Managing Director of Jesup & Lamont Securities Corporation and President of Jesup & Lamont Merchant Partners LLC from 1998 to 2003. From 1989 to 1997, Mr. Zarriello was a Managing Director-Principal of Bear Stearns & Co., Inc. and from 1989 to 1991 he served as Chief Financial Officer of the Principal Activities Group that invested the Bear Stearns’ capital in middle market companies. Prior to that time, he held positions as Chief Financial Officer of United States Leather Holdings, Inc., Chief Financial Officer of Avon Products, Inc. Healthcare Division and Assistant Corporate Controller for Avon. He graduated with a Bachelors of Science degree from the State University of New York at Albany; he also holds a Masters in Business Administration from Fairleigh Dickinson University. Mr. Zarriello holds several licenses from the National Association of Securities Dealers.

INCUMBENT DIRECTOR - TERM EXPIRING 2008

Daniel E. Penni: Mr. Penni, age 58, has served as a director since March 1995, and is Chairman of the Compensation Committee and serves as a member of the Audit, Nominating and Compliance Committees of the Board of Directors.   Presently, he is a principal with the Endowment for the 21st Century. From 1988 until March 2006, he held several positions including Area Executive Vice President and Area Chief Operating Officer for Arthur J. Gallagher & Co. (NYSE:AJG) since selling his firm to Arthur J Gallagher & Co. in 1988.  He has worked in many sales and administrative roles in the insurance business since 1969.  He currently serves as Treasurer and Chairman of the Finance Committee of the Board of Trustees of the Massachusetts College of Pharmacy and Health Sciences in Boston. Mr. Penni graduated with a Bachelor of Science Degree in 1969 from the School of Management at Boston College.

INCUMBENT DIRECTOR - TERM EXPIRING 2008

Dennis G. Rawan: Mr. Rawan, age 62, was appointed a director effective December 10, 2002, and serves as Chairman of the Nominating Committee and as Chairman of the Audit Committee of the Board of Directors. Mr. Rawan was Chief Financial Officer of Expo International, Inc. (“Expo”) from 1996 until his retirement in 2000. Expo provides information technology products and services to the event industry. For over 20 years prior to joining Expo, Mr. Rawan was a certified public accountant (CPA) providing audit, review, tax and financial statement preparation services for a variety of clients. From 1970 to 1988, while working as a CPA, Mr. Rawan taught graduate level accounting courses at Babson College. Mr. Rawan earned a Bachelor of Arts Degree and a Master of Business Administration degree from Northeastern University.

Board Meetings and Committees

The Board of Directors held seven meetings during 2005 and acted by unanimous written consent in lieu of a meeting 13 times, as permitted by the applicable state law. During 2005, all directors attended 75% or more of the meetings of the Board of Directors and Committees to which they were assigned.

The Company has standing Audit, Compensation, Nominating, Compliance and Governance and Technology Committees of the Board of Directors, each of which are more fully discussed below.

Audit Committee

The Audit Committee is comprised of four members of the Board of Directors. Currently, the committee members are Dennis G. Rawan, Daniel E. Penni, J. Michael Norris, and Michael S. Zarriello. Mr. Rawan is the Chairman of the committee and is designated as the committee Financial Expert as defined in the applicable SEC rules. The committee recommends for approval by the Board of Directors an independent registered public accounting firm who audit the Company’s consolidated financial statements for the fiscal year in which they are appointed, and who monitor the effectiveness of the audit effort, the internal and financial accounting organization and controls and financial reporting. The committee held five meetings during 2005. The duties of the committee are also to oversee and evaluate the Company’s independent registered public accounting firm, to meet with the Company’s independent registered public accounting firm to review the scope and results of the audit, to approve non-audit services provided to the Company by its independent certified public accountants, and to consider various accounting and auditing matters related to the Company’s system of internal controls, financial management practices and other matters. The committee complies with the provisions of the Sarbanes-Oxley Act of 2002. The committee members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, as applicable, and as may be modified or supplemented and as defined by the Sarbanes-Oxley Act of 2002. The functions of the Audit Committee are more fully described below under the heading “Report of the Audit Committee.”

The Audit Committee is governed by a written charter adopted by the Board of Directors. A copy of the current Audit Committee Charter is attached to this proxy statement as Appendix B.

Compensation Committee

The Compensation Committee consists of Daniel E. Penni and Constance K. Weaver. Mr. Penni is Chairman of the committee. The committee administers the Company’s 1996 Non-Qualified Stock Option Plan, the 1999 Employees Stock Purchase Plan, the 2003 Flexible Stock Plan and the 1999 Employees Stock Purchase Plan, including the review and grant of stock options to officers and other employees under such plans, and recommends the adoption of new plans including the plans of certain of the Company’s subsidiaries, VeriChip Corporation and Thermo Life Energy Corp. The Company owns 100% of the outstanding stock of VeriChip Corporation and Thermo Life Energy Corp. However, each of these subsidiaries has outstanding and exercisable employee stock options. The committee also reviews and approves various other compensation policies and matters and reviews and approves salaries, bonuses and other matters relating to the Company’s senior officers. The committee reviews all senior corporate employees after the end of each fiscal year to determine compensation for the subsequent year. Particular attention is paid to each employee’s contributions to the Company’s current and future success and their salary level, as compared to the market value of personnel with similar skills and responsibilities. The committee also looks at accomplishments, which are above and beyond management’s normal expectations for their positions. The committee held two meetings and acted by written consent four times during 2005.

Nominating Committee

The Nominating Committee was formed during May 2004 to consider and nominate candidates for election to the Company’s Board of Directors. The committee consists of Dennis G. Rawan, who serves as its Chairman, Daniel E. Penni, J. Michael Norris, Constance K. Weaver, and Michael S. Zarriello, all of whom are independent members of the Company’s Board of Directors. The committee has a charter, a copy of which was attached to the Company’s 2004 Proxy Statement as Appendix A. The committee held one meeting during 2005.

Compliance and Governance Committee

The Compliance and Governance Committee was formed to ensure that the Company and its employees maintain the highest standards of compliance with both external and internal rules, regulations and good practices. The committee consists of Constance K. Weaver, who serves as its Chairman, and Daniel E. Penni. The committee has a charter, which is available in the Investor Relations section of the Company’s website (www.adsx.com). The committee held two meetings during 2005.

Technology Committee

The Technology Committee was formed in January 2004. The committee was formed to assume an active role in the development and marketing of the Company’s advanced technology products, such as VeriChip™and Thermo LifeT™, and to participate in the identification and development of future technology products. The committee consists of J. Michael Norris, who serves as its Chairman, and Constance K. Weaver. The committee has no charter. The committee held one meeting during 2005.

Executive Sessions of the Board

In 2003, the Company’s Board of Directors adopted a formal policy of meeting in executive session, with only independent directors being present, on a regular basis and at least two times each year. The Board of Directors met in executive session four times during 2005.

Compensation of Directors

The Company’s non-employee directors receive a fixed quarterly fee in the amount of $7,000 per quarter. In addition, the Chairman of the Audit Committee receives a quarterly fee of $2,500, and the Chairman of the Compensation Committee receives a quarterly fee of $1,500. Other non-employee directors receive a quarterly fee in the amount of $1,000 for service on the Compensation Committee or the Audit Committee. Reasonable travel expenses are reimbursed when incurred. Individuals who become directors are automatically granted an initial option to purchase 2,500 shares of common stock on the date they become directors. Each of such options is granted pursuant to the Company’s 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan, or outside of a plan on terms and conditions determined by the Company’s Board of Directors. During 2005, Messrs. Norris, Penni, Rawan and Zarriello and Ms. Weaver were each granted annual option awards of 100,000 stock options to purchase 100,000 shares of the Company’s common stock for an exercise price of $3.23 per share. Directors who are not also executive officers are not eligible to participate in any of the Company’s other benefit plans.

Qualifications of Candidates for Election to the Board

The Company’s Board of Directors takes a critical role in guiding the Company’s strategic direction, and it oversees the management of the Company. When candidates for the Board of Directors are considered, they are evaluated based upon various criteria. Director candidates for the Company’s Board of Directors are considered for vacant seats if they (i) are independent, in accordance with applicable law and stock exchange listing standards, (ii) demonstrate high ethical standards, professionalism, and integrity in their personal and professional dealings, (iii) are willing to commit themselves to their duties as members of the Company’s Board of Directors and its various committees and to their responsibilities to the Company, (iv) possess the appropriate knowledge and understanding of fundamental financial statements, (v) have substantial relevant business, technological or government experience, (vi) provide a diverse set of skills, backgrounds and experiences in order to provide varying perspectives, (vii) have no identified conflicts of interest with the Company, (viii) have not been convicted in a criminal proceeding other than traffic violations during the five years before the date of selection, and (ix) are willing to comply with the Company’s code of ethics. The Company retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

Process for Identifying and Evaluating Candidates for Election to the Board

        The role of the Nominating Committee of the Board of Directors, which was formed in May 2004, is to review the qualifications and backgrounds of any candidates for the Company’s Board of Directors, its current members, as well as the overall composition of the Board. Prior to the formation of the Nominating Committee, the entire Board evaluated candidates based upon the qualifications outlined above. In the case of any director candidates, the questions of independence and financial expertise are important to determine what roles the candidate can perform, and the Nominating Committee will consider whether the candidate meets the applicable independence standards and the level of the candidate’s financial expertise. Any new candidates will be interviewed, and the Nominating Committee will approve the final nominations. The Chairman of the Board, acting on behalf of the Nominating Committee, will extend the formal invitation to the selected candidate.

Shareholder Nominations

Shareholders may nominate director candidates for consideration by the Nominating Committee by writing to the Secretary of the Company, who will forward the nomination to the Chairman of the Nominating Committee. The submission must provide the candidate’s name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); and such other information as is reasonably available and sufficient to enable the Nominating Committee to evaluate the minimum qualifications stated above under the section of this Proxy Statement entitled “Qualifications of Candidates for Election to the Board” on page 4. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Nominating Committee and to serve if elected by the shareholders. If a shareholder nominee is eligible, and if the nomination is proper, the Nominating Committee then will deliberate and make a decision as to whether the candidate will be appointed and subsequently submitted to the Company’s shareholders for a vote. The Nominating Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, based on whether the candidate was recommended by a shareholder.

Communication with the Board of Directors and Director Attendance at Annual Meetings

The Company’s Board of Directors believes that it is important for the Company to have a process whereby its shareholders may send communications to the Board. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to Michael E. Krawitz, Executive Vice President, General Counsel, Secretary and Chief Privacy Officer at 1690 Congress Avenue, Suite 200, Delray Beach, Florida 33445. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. Mr. Krawitz copies all such letters and circulates them to the appropriate director or directors.

Although, the Company does not currently have a policy with respect to the attendance of its directors at the Annual Meeting of Shareholders, the Company encourages each of its directors to attend whenever possible. Messrs. Silverman and Penni attended the Company’s 2005 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

The Company’s Board of Directors has approved and the Company has adopted a Code of Conduct and Corporate Ethics General Policy Statement (the “Code”) that applies to all directors, officers and employees of the Company. This Code is available upon written request to Ms. Kay Langsford-Loveland, Vice President of Administration, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.  The Audit Committee of the Board is responsible for overseeing the Code. The Company’s Board of Directors must approve any waivers of the Code for directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of all such reports to the Company. The Company believes, based on the Company’s stock transfer records and written representations from certain reporting persons, that all reports required under Section 16(a) were timely filed during 2005.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of the Company’s common stock by (i) each person known to the Company to beneficially own more than 5% of the Company’s common stock, (ii) each of the Company’s directors and nominees, (iii) the “Named Executive Officers” (as defined below under “Executive Compensation”), and (iv) all the directors and executive officers as a group. The calculation of the percentage of outstanding shares is based on 67,439,713 shares of the Company’s common stock outstanding on May 17, 2006, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholders shares.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (1)	Percent of Outstanding Shares

Five percent stockholders:	3,609,079	5.1%
Satellite Asset Management, L.P.(2)
10 East 30th Street, 21st Floor, New York, NY 10022

Named Executive Officers and Directors:

Scott R. Silverman 1690 South Congress Avenue, Delray Beach, FL 33445	2,222,099	3.2%

J. Michael Norris 1690 South Congress Avenue, Delray Beach, FL 33445	152,400	*

Daniel E. Penni 1690 South Congress Avenue, Delray Beach, FL 33445	409,063	*

Dennis G. Rawan 1690 South Congress Avenue, Delray Beach, FL 33445	162,500	*

Constance K. Weaver 1690 South Congress Avenue, Delray Beach, FL 33445	362,802	*

Michael S. Zarriello 8401 East Indian School Road, Scottsdale, Arizona 85251	134,051	*

Michael E. Krawitz 1690 South Congress Avenue, Delray Beach, FL 33445	763,422	1.1%

Evan C. McKeown 1690 South Congress Avenue, Delray Beach, FL 33445	394,122	*

Lorraine M. Breece 1690 South Congress Avenue, Delray Beach, FL33445	121,523	*

All directors and executive officers as a group (9 persons)	4,721,982	7.0%
_______________________
* Represents less than 1% of the issued and outstanding shares of common stock of the Company.

(1)
This table includes presently exercisable stock options and options that are exercisable within sixty days of May 17, 2006, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names: Scott R. Silverman - 2,175,000; J. Michael Norris - 150,000; Daniel E. Penni - 357,800; Dennis G. Rawan - 155,000; Constance K. Weaver - 322,800; Michael S. Zarriello - 125,000; Michael E. Krawitz - 750,800; Evan C. McKeown - 374,998; Lorraine M. Breece - 119,999; and all directors and officers as a group - 4,531,397.

(2)
Represents 1,099,670 shares of common stock and 2,509,409 common stock warrants exercisable into 2,509,409 shares of the Company’s common stock, which are held by various funds over which Satellite Asset Management, L.P. has discretionary investment trading, voting and dispositive authority. The general partner of Satellite Asset Management, L.P. is Satellite Fund Management LLC, which has four members that make investment decisions, when necessary, through approval of a majority of such members.

The following table sets forth information regarding beneficial ownership of the Company’s subsidiary, Digital Angel Corporation, by (i) each of the Company’s directors and nominees, (ii) the “Named Executive Officers” (as defined below under “Executive Compensation”), and (iii) all the directors and executive officers as a group. The calculation of the percentage of outstanding shares is based on 44,233,708 shares of Digital Angel Corporation’s common stock outstanding on May 17, 2006, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholders shares.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (1)	Percent of Outstanding Shares

Scott R. Silverman	1,468,450	3.2%

J. Michael Norris	__	__

Daniel E. Penni	42,500	*

Dennis G. Rawan	1,000	*

Constance K. Weaver	82,950	*

Michael S. Zarriello	525,000	1.2%

Michael E. Krawitz	214,188	*

Evan C. McKeown	10,000	*

Lorraine M. Breece	9,779	*

All directors and executive officers as a group (9 persons)	2,353,867	5.1%
_______________________
* Represents less than 1% of the issued and outstanding shares of Digital Angel Corporation’s common stock.

(1)
This table includes presently exercisable stock options and options that are exercisable within sixty days of May 17, 2006, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names: Scott R. Silverman - 1,390,000; Constance K. Weaver - 82,950; Michael S. Zarriello - 525,000; Michael E. Krawitz - 214,188; Evan C. McKeown - 10,000; Lorraine M. Breece - 9,779; and all directors and officers as a group - 2,231,917.

The following table sets forth information regarding beneficial ownership of the Company’s subsidiary, InfoTech USA, Inc. by (i) each of the Company’s directors and nominees, (ii) the “Named Executive Officers” (as defined below under “Executive Compensation”), and (iii) all the directors and executive officers as a group. The calculation of the percentage of outstanding shares is based on 4.946,397 shares of InfoTech USA, Inc.’s common stock outstanding on May 17, 2006, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholders shares.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (1)	Percent of Outstanding Shares

Scott R. Silverman	450,000	9.1%

J. Michael Norris	--	--

Daniel E. Penni	--	--

Dennis G. Rawan	--	--

Constance K. Weaver	--	--

Michael S. Zarriello	--	--

Michael E. Krawitz	450,000	9.1%

Evan C. McKeown	--	--

Lorraine M. Breece	--	--

All directors and executive officers as a group (9 persons)	900,000	18.2%
_______________________
* Represents less than 1% of the issued and outstanding shares of InfoTech USA, Inc.’s common stock.

(1)
This table includes presently exercisable stock options and options that are exercisable within sixty days of May 17, 2006, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names: Scott R. Silverman - 450,000; Michael E. Krawitz - 450,000; and all directors and officers as a group - 900,000.

The following table sets forth information regarding beneficial ownership of the Company’s subsidiary, VeriChip Corporation by (i) each of the Company’s directors and nominees, (ii) the “Named Executive Officers” (as defined below under “Executive Compensation”), and (iii) all the directors and executive officers as a group. The calculation of the percentage of outstanding shares is based on 16,666,667 shares of VeriChip Corporation’s common stock outstanding on May 17, 2006, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholders shares.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (1)	Percent of Outstanding Shares

Scott R. Silverman	933,333	5.6%

J. Michael Norris	33,333	*

Daniel E. Penni	200,000	1.2%

Dennis G. Rawan	33,333	*

Constance K. Weaver	233,333	1.4%

Michael S. Zarriello	33,333	*

Michael E. Krawitz	793,333	4.8%

Evan C. McKeown	266,667	1.6%

Lorraine M. Breece	66,667	*

All directors and executive officers as a group (9 persons)	2,593,331	13.5%
_______________________
* Represents less than 1% of the issued and outstanding shares of VeriChip Corporation’s common stock.

(1)
This table includes presently exercisable stock options and options that are exercisable within sixty days of May 17, 2006, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names; Scott R. Silverman - 933,333; J. Michael Norris - 33,333; Daniel E. Penni - 200,000; Dennis G. Rawan - 33,333; Constance K. Weaver - 233,333; Michael S. Zarriello - 33,333; Michael E. Krawitz - 793,333; Evan C. McKeown - 266,667; Lorraine M. Breece - 66,666; and all directors and officers as a group - 2,593,331.

The following table sets forth information regarding beneficial ownership of the Company’s subsidiary, Thermo Life Energy Corp. by (i) each of the Company’s directors and nominees, (ii) the “Named Executive Officers” (as defined below under “Executive Compensation”), and (iii) all the directors and executive officers as a group. The calculation of the percentage of outstanding shares is based on 20,000,000 shares of Thermo Life Energy Corp.’s common stock outstanding on May 17, 2006, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholders shares.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (1)	Percent of Outstanding Shares

Scott R. Silverman	750,000	3.6%

J. Michael Norris	--	--

Daniel E. Penni	200,000	*

Dennis G. Rawan	200,000	*

Constance K. Weaver	200,000	*

Michael S. Zarriello	--	--

Michael E. Krawitz	750,000	3.6%

Evan C. McKeown	200,000	*

Lorraine M. Breece	70,000	*

All directors and executive officers as a group (9 persons)	2,370,000	11.9%
_______________________
*Represents less than 1% of the issued and outstanding shares of Thermo Life Energy Corp.’s common stock.

(1)
This table includes presently exercisable stock options and options that are exercisable within sixty days of May 17, 2006, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names; Scott R. Silverman - 750,000; Daniel E. Penni - 200,000; Dennis G. Rawan - 200,000; Constance K. Weaver - 200,000; Michael E. Krawitz - 750,000; Evan C. McKeown - 200,000; Lorraine M. Breece - 70,000; and all directors and officers as a group - 2,370,000.

The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which incorporate future filings, including this Proxy Statement, in whole or in part. However, the following “Compensation Committee Report on Executive Compensation” shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee of the Board

This report is submitted by the Compensation Committee of the Board of Directors, which is currently comprised of Daniel E. Penni and Constance K. Weaver, each of whom is a non-employee director of the Company. It is the Compensation Committee’s responsibility to review, recommend and approve changes to the Company’s compensation policies and programs. It is also the Committee’s responsibility to review and approve all compensation actions for the Company’s senior officers and various other compensation policies and matters and to administer the Company’s 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan, and the 1999 Employees Stock Purchase Plan including the review and approval of stock option grants to the Company’s executive officers. The respective board of directors of VeriChip Corporation and Thermo Life Energy Corp. administer their respective employee stock option plans. VeriChip Corporation and Thermo Life Energy Corp. each have outstanding and exercisable employee stock options.

General Compensation Philosophy

The Company’s executive compensation programs are designed to enable it to attract, retain and motivate the Company’s executives and those of its subsidiaries. The Company’s general compensation philosophy is that total cash compensation should vary with the Company’s performance in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of shareholders. Total 2005 cash compensation for the majority of the Company’s employees, including the Company’s executive officers, includes a base salary and a cash bonus based on the achievement of certain financial and non-financial goals and the profitability of the Company’s individual subsidiaries. Long-term incentive compensation is realized through the granting of stock options to most employees, at the discretion of the presidents of the Company’s divisions, if approved by the Compensation Committee, as well as eligible senior officers.

Setting Executive Compensation

In setting the base salary and individual bonuses (hereafter together referred to as “BSB”) for executives, the Compensation Committee reviews information relating to executive compensation of U.S. based companies that are of approximately the same size and in the same or similar industry as the Company. While there is no specific formula that is used to set compensation in relation to this market data, executive officer BSB is generally set around the median salaries for comparable jobs in the market place. However, when specific financial and non-financial goals are met, upon the approval of the Compensation Committee, additional compensation in the form of either cash compensation or long-term incentive compensation may be paid to the Company’s executive officers.

Base Salary

The Compensation Committee reviews the history and proposals for the compensation package of each of the executive officers, including base salary. Increases in base salary are governed by three factors: merit (an individual’s performance); market parity (to adjust salaries based on the competitive market); and promotions (to reflect increases in responsibility). In assessing market parity, the Company relies on market surveys of similarly sized publicly traded companies and generally pays below the median of these companies. The guidelines are set each year and vary from year to year to reflect the competitive environment and to control the overall cost of salary growth. Individual merit increases are based on performance.

The salary guidelines for the presidents of the Company’s subsidiaries are generally based upon individually negotiated employment agreements. The Board of Directors of the individual subsidiary determines merit increases. Merit increases for the Company’s subsidiaries’ employees are at the discretion of the presidents of the Company’s divisions.

Cash and Stock Incentive Compensation Programs

To reward performance, the Company provides its executive officers with additional compensation in the form of a cash bonus and/or stock awards. Beginning with the year-ended December 31, 2004, the Company’s Board of Directors authorized and adopted an Incentive Recognition Policy (“IRP”). The IRP is designed to strongly motivate senior management to achieve goals that, in the judgment of the Compensation Committee, are important to the long-term success of the Company. Under the IRP, cash bonuses were paid to certain of the Company’s Named Executive Officers based upon the achievement of certain goals, including the achievement of revenue levels for VeriChip for 2005, and the filing of a Registration Statement of Form S-1 in connection with a planned initial public offering of VeriChip, among others. Stock awards are granted at the discretion of the Compensation Committee.

On March 10, 2006, the Compensation Committee of the Company’s board of directors approved the goals and compensation awards for 2006, under the Company’s IRP. The ten factors that will be considered in 2006 in determining senior executive bonuses are (in no order of importance and in no order of likelihood of success):

1.	Earnings per share for the year

2.	EBITDA for the year (i.e. earnings per share before interest, taxes, depreciation and amortization)

3.	Improved valuation in InfoTech during 2006

4.	Realization of profit from the pending USPS matter

5.	Continued 404 clean opinion

6.	Increased analyst coverage

7.	Audit committee assessment

8.	Thermo Life progress

9.	Improved value in, or valuable sale of, the Company’s investment in Digital Angel

10.	Valuable VeriChip transaction or VeriChip license resulting in significant revenue

In addition, the Company’s chief accounting officer’s goals under the plan include, ensuring the adequacy of internal and disclosure controls and quality, timely external reporting, valuable VeriChip transaction and analyst coverage, among others. Each executive officer earns points for meeting or exceeding their respective goals. The number and value of the points assigned reflect the seniority of the officer, as well as the anticipated involvement of that officer in effecting the goal.

Stock Options and Other Awards Granted under the 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan and the 2003 Flexible Stock Plan

The 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, and the 2003 Flexible Stock Plan, are long-term plans designed to link rewards with shareholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with shareholders. The value of the stock options to an employee increases as the price of the Company’s stock increases above the fair market value on the grant date, and the employee must remain in the Company’s employ for the period required for the stock option to be exercisable, thus usually providing an incentive to remain in the Company’s employ.

These Plans allow grants of stock options to all of the Company’s employees, including executive officers. Grants to the Company’s executive officers and to officers of the Company’s subsidiaries are made at the discretion of the Compensation Committee. The Compensation Committee may also make available a pool of options to each subsidiary to be granted at the discretion of such subsidiary’s president. In 2005, stock options for the executive officers were granted upon the recommendation of management and approval of the Compensation Committee, based on their subjective evaluation of the appropriate amount for the level and amount of responsibility for each executive officer.

The 2003 Flexible Stock Plan is also intended to encourage ownership of the Company’s common stock by executives and other employees, directors and other individuals, and to promote and further the best interests of the Company by granting cash and other stock awards. Under the 2003 Flexible Stock Plan, the Company may grant awards of its common stock in lieu of payments of cash compensation pursuant to the mutual agreement of the participant and the Company.

Stock Options Granted under the 1999 Employees Stock Purchase Plan

The 1999 Employees Stock Purchase Plan, which was intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, provided eligible employees with an opportunity to accumulate, through payroll deductions, funds to be used toward the purchase of the Company’s stock pursuant to options granted under the Plan. Options granted in connection with an offering under the plan, permitted the option holder to purchase the Company’s stock at a price per share equal to 85% of the fair market value of the stock on (i) the date on which the option is granted (i.e., the first business day of the offering), and (ii) the date on which the option is exercised (i.e., the last business day of the offering), whichever was less. Section 423 of the Internal Revenue Code also provides certain favorable tax consequences to the option holder, provided that the stock acquired under the plan is held for a specified minimum period of time. Under the provisions of FAS 123R, which became effective for the Company on January 1, 2006, options granted under the employee stock purchase plan may be compensatory. As a result, the Company is considering various alternatives in connection with the plan, which include changing the terms of grant or terminating the employee stock purchase plan.

Except as otherwise disclosed herein, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, except for plans provided by certain of the Company’s subsidiaries.

Decisions on 2005 Compensation

The Company’s compensation program is leveraged towards the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company’s Chief Executive Officer, Scott R. Silverman. Mr. Silverman’s compensation awards were made per the terms of Mr. Silverman’s employment contract and the terms of the IRP. Mr. Silverman’s compensation awards were made based on the Compensation Committee’s assessment of the Company’s financial and non-financial performance. The results were evaluated based on the overall judgment of the Compensation Committee. During 2005, the Company paid Mr. Silverman a base salary of $363,000 and a bonus of $200,000. The bonus was granted to Mr. Silverman in recognition of his efforts in achieving certain revenue levels for VeriChip during 2005, and the filing of a Registration Statement of Form S-1 in connection with a planned initial public offering of VeriChip. During 2005, Mr. Silverman was also granted 1,265,000 stock options at fair market value on the dates of grant, which are exercisable into shares of the Company’s common stock, or the common stock of the Company’s subsidiaries, at exercise prices ranging from $3.23 to $5.61 per share.

The Compensation Committee is pleased to submit this report with regard to the above matters.

Daniel E. Penni, Chairman
Constance K. Weaver

EXECUTIVE OFFICERS

The executive officers of the Company are:

Name	Age	Position	Position Held Since

Scott R. Silverman	42	Chairman of the Board, Chief Executive Officer and Acting President	(March 2003 - Chairman of the Board and Chief Executive Officer) (April 2005 - Acting President)

Michael E. Krawitz	36	Executive Vice President, General Counsel, Secretary and Chief Privacy Officer	(April 1999 - General Counsel) (March 2003 - Secretary) (April 2003 - Executive Vice President) (November 2004 - Chief Privacy Officer)

Evan C. McKeown	47	Senior Vice President, Chief Financial Officer	(March 2002 - Chief Financial Officer) (March 2003 - Senior Vice President)

Lorraine M. Breece	53	Senior Vice President, Chief Accounting Officer	(March 2004 - Vice President - Chief Accounting Officer) (April 2006 - Senior Vice President)

Following is a summary of the background and business experience of the Company’s executive officers other than Scott R. Silverman (whose background and business experience is described under Proposal 1 on page 2 of this Proxy Statement in connection with his status as a director of the Company):

Michael E. Krawitz: Mr. Krawitz, age 36, joined the Company as Assistant Vice President and General Counsel in April 1999, and was appointed Vice President and Assistant Secretary in December 1999, Senior Vice President in December 2000, Secretary in March 2003, Executive Vice President in April 2003 and Chief Privacy Officer in November 2004. From 1994 to April 1999, Mr. Krawitz was an attorney with Fried, Frank, Harris, Shriver & Jacobson in New York. Mr. Krawitz earned a Bachelor of Arts degree from Cornell University in 1991 and a juris doctorate from Harvard Law School in 1994.

Evan C. McKeown: Mr. McKeown, age 47, joined the Company as Vice President, Chief Accounting Officer and Corporate Controller in March 2001. He was appointed Vice President and Chief Financial Officer in March 2002 and Senior Vice President in March 2003. Prior to joining the Company, Mr. McKeown served as Corporate Controller at Orius Corporation in West Palm Beach, Florida. From 1992 to 1999, he served as Controller and then Chief Financial Officer of Zajac, Inc., in Portland, Maine. Mr. McKeown has more that 20 years experience in accounting and financial reporting, including serving as a Tax Manager for Ernst & Young and as a public accountant with Coopers & Lybrand. He is a graduate of the University of Maine and is a certified public accountant.

Lorraine M. Breece: Ms. Breece, age 53, joined the Company as Controller and Chief Accounting Officer in April 2000. She was named Director of Accounting and SEC Reporting in March 2001, was appointed Vice President and Chief Accounting Officer in March 2004 and Senior Vice President in April 2006. Prior to joining the Company, from 1991 to 1999, Ms. Breece served as Director of Finance and Chief Accounting Officer of Nabi BioPharmaceuticals (NASDAQ:NABI). From 1984 to 1990, she served as Corporate Controller for Levitt Corporation (NYSE:LEV). Ms. Breece has over 20 years employment/consulting experience with public and private companies including Trammell Crow Company (NYSE:TCC), and Office Depot (NYSE:OD). Ms. Breece began her career as an auditor with Coopers & Lybrand. She earned a Bachelor of Administration in Accounting from Florida Atlantic University and is a certified public accountant.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the total remuneration received or accrued for services rendered in 2005 and the two prior fiscal years to the Company’s Chief Executive Officer, the Company’s other most highly compensated executive officers (collectively, the “Named Executive Officers”).

			Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)	Securities Underlying Options / SARs (#) (3)	LTIP Payouts ($)	All Other Compensation ($)
Scott R. Silverman (4)	2005	$363,000	$200,000	$49,560	$380,000(8)	1,265,000(9)	—	$27 (21)
Chairman and CEO and	2004	330,000	750,000	45,789	—	1,657,500(10)	—	—
Acting President	2003	278,077	1,350,000	44,442	—	1,143,333(11)	—	—

Michael E. Krawitz (5)	2005	$199,800	$125,000	$23,384	—	280,000(12)	—	$30 (22)
Executive Vice President,	2004	199,800	425,000	23,056	—	417,067(13)	—	—
General Counsel, Secretary and Chief Privacy Officer	2003	181,538	650,000	—	—	950,000(14)	—	—

Evan C. McKeown (6)	2005	$183,600	$75,000	$2,567	—	280,000(15)	—	—
Senior Vice President,	2004	183,600	275,000	—	—	208,333(16)	—	—
Chief Financial Officer	2003	167,692	650,000	—	—	291,667(17)	—	—

Lorraine M. Breece (7)	2005	$150,000	$45,000	$424	—	60,000(18)	—	$115 (23)
Senior Vice President,	2004	142,985	40,000	—	—	82,166(19)	—	—
Chief Accounting Officer	2003	113,846	42,500	—	—	80,000(20)	—	—

(1)	The amounts in the Bonus column for 2005 were awards granted by the Compensation Committee under the terms of the Incentive Recognition Policy.

(2)
Other annual compensation includes: (a) in 2005, for Mr. Silverman, a general expense allowance of $40,000, an insurance reimbursement of $424, and an auto allowance of $9,136; for Mr. Krawitz a general expense allowance of $20,000, an insurance reimbursement of $424 and an auto allowance of $2,960; for Mr. McKeown an auto allowance of $2,143 and an insurance reimbursement of $424; and for Ms. Breece an insurance reimbursement of $424; (b) in 2004, for Mr. Silverman, a general expense allowance of $40,000 and an auto allowance of $5,789, and for Mr. Krawitz a general expense allowance of $20,000 and an auto allowance of $3,056; and (c) in 2003, for Mr. Silverman, a general expense allowance of $38,462 and an auto allowance of $5,980.

(3)	Indicates number of securities underlying options. Includes options granted by the Company’s subsidiaries.

(4)
Mr. Silverman joined the Company as a Director and President in March 2002. He assumed the positions of Chairman of the Board of Directors and Chief Executive Officer in March 2003, and Acting President in April 2005.

(5)	Mr. Krawitz assumed the position of Secretary in March 2003 and Chief Privacy Officer in November 2004.

(6)
Mr. McKeown joined the Company as Vice President, Chief Accounting Officer and Corporate Controller in March 2001. He was appointed Vice President and Chief Financial Officer in March 2002 and Senior Vice President in March 2003.

(7)	Ms. Breece assumed the position of Vice President and Chief Accounting Officer in March 2004 and Senior Vice President in April 2006.

(8)
Represents the value of 100,000 shares of restricted stock of which 50,000 shares vested on March 7, 2006 with the remainder vesting on March 7, 2007. The closing stock price for Digital Angel Corporation on March 7, 2006 was $3.80.

(9)	Includes 925,000 options granted by the Company and 340,000 options granted by Digital Angel Corporation.

(10)	Includes 857,500 options granted by the Company, 500,000 options granted by Digital Angel Corporation and 300,000 options granted by VeriChip Corporation.

(11)	Includes 160,000 options granted by the Company, 350,000 options granted by InfoTech USA, Inc. and 633,333 options granted by VeriChip Corporation.

(12)	Includes 250,000 options granted by the Company and 30,000 options granted by Digital Angel Corporation.

(13)	Includes 250,400 options granted by the Company and 166,667 options granted by VeriChip Corporation.

(14)	Includes 100,000 options granted by the Company, 100,000 options granted by Digital Angel Corporation, and 750,000 options granted by Thermo Life Energy Corp.

(15)	Includes 250,000 options granted by the Company and 30,000 options granted by Digital Angel Corporation.

(16)	Includes 75,000 options granted by the Company and 133,333 options granted by VeriChip Corporation.

(17)	Includes 25,000 options granted by the Company, 66,667 options granted by VeriChip Corporation, and 200,000 options granted by Thermo Life Energy Corp.

(18)	Includes 50,000 options granted by the Company and 10,000 options granted by Digital Angel Corporation.

(19)	Includes 48,833 options granted by the Company and 33,333 options granted by VeriChip Corporation.

(20)	Includes 10,000 options granted by the Company and 70,000 options granted by Thermo Life Energy Corp.

(21)	Represents a term life insurance premium paid on behalf of Mr. Silverman.

(22)	Represents a term life insurance premium paid on behalf of Mr. Krawitz.

(23)	Represents a term life insurance premium paid on behalf of Ms. Breece.

The following table contains information concerning the grant of stock options under the Company’s stock plans and under all of the Company subsidiaries’ stock option plans to the Named Executive Officers during the year ended December 31, 2005:

OPTION GRANTS IN 2005
Individual Grants

Potential Realizable Value At Assumed Rates of Stock Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2005	Exercise Price ($/Share)	Expiration Date	5% ($)	10% ($)

Scott R. Silverman	175,000(1) 750,000(1) 200,000(2) 140,000(2)	5.8% 25.0% 5.1% 3.6%	$4.05 3.23 5.07 5.61	1/25/2014 7/6/2013 2/25/2015 3/7/2015	$391,048 1,157,593 638,141 494,276	$963,318 2,773,057 1,617,429 1,252,789

Michael E. Krawitz	250,000(1) 30,000(2)	8.3% 0.8%	3.23 4.35	7/6/2013 5/3/2015	385,864 82,128	924,352 208,160

Evan C. McKeown	250,000(1) 30,000(2)	8.3% 0.8%	3.23 4.35	7/6/2013 5/3/2015	385,864 82,128	924,352 208,160

Lorraine M. Breece	50,000(1) 10,000(2)	1.7% 0.3%	3.23 4.35	7/6/2013 5/3/2015	77,173 27,376	184,870 69,387

(1)
These options were granted under the Company’s 2003 Flexible Stock Plan at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. These options vested on December 30, 2005.

(2)	Digital Angel Corporation granted these options at an exercise price equal to the fair market value of its common stock on the date of grant. Mr. Silverman’s options vested on December 30, 2005.

2005 Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2005, and stock options held as of December 31, 2005 by each Named Executive Officer:

	Exercised in 2005		Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In- The-Money Options December 31, 2005 ($)(1)(2)
	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott R. Silverman Applied Digital Solutions, Inc. Digital Angel Corporation InfoTech USA, Inc. VeriChip Corporation Thermo Life Energy Corp.	- - - - -	$- - - - -	2,175,000 1,390,000 450,000 933,333 750,000	- - - - -	270,936 292,500 43,500 6,140,000 -	$- - - - -
Michael E. Krawitz Applied Digital Solutions, Inc. Digital Angel Corporation InfoTech USA, Inc. VeriChip Corporation Thermo Life Energy Corp.	- - - - -	- - - - -	750,800 204,188 450,000 793,333 750,000	- 30,000 - -	153,576 294,385 43,500 5,245,500 -	- - - - -
Evan C. McKeown Applied Digital Solutions, Inc. Digital Angel Corporation InfoTech USA, Inc. VeriChip Corporation Thermo Life Energy Corp.	- - - - -	- - - - -	374,998 - - 266,667 200,000	- 30,000 - -	38,647 - - 1,720,000 -	- - - - -
Lorraine M. Breece Applied Digital Solutions, Inc. Digital Angel Corporation InfoTech USA, Inc. VeriChip Corporation Thermo Life Energy Corp.	- - - - -	- - - - -	119,999 6,446 - 66,667 70,000	- 10,000 - - -	23,291 15,535 - 435,000 -	- - - - -

(1)
The values realized represent the aggregate market value of the shares covered by the option on the date of exercise less the aggregate exercise price paid by the executive officer, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

(2)
The value of the unexercised in-the-money options at December 31, 2005, is based upon the following fair market values: $2.86 for options exercisable into shares of the Company’s common stock (based on the closing price of the Company’s common stock as reported on the Nasdaq SmallCap Market on December 31, 2005); $3.08 for options exercisable into shares of Digital Angel Corporation’s common stock (based upon the closing price of Digital Angel Corporation’s common stock as reported on the American Stock Exchange on December

31, 2005); $0.39 for options exercisable into shares of InfoTech USA, Inc.’s common stock (based on the closing price of InfoTech USA, Inc.’s common stock on the OTC Bulletin Board on December 31, 2005); $6.75 for options exercisable into shares of VeriChip Corporation’s common stock based upon the estimated fair value on December 31, 2005; and $0.05 for options exercisable into shares of Thermo Life Energy Corp.’s common stock based upon the estimated fair value on December 31, 2005. The values shown are net of the option exercise price, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

Incentive Plans

Cash and Stock Incentive Compensation Programs. To reward performance, the Company provides its executive officers and its divisional executive officers with additional compensation in the form of a cash bonus and/or stock awards. Through December 31, 2003, no fixed formula or weighting had been applied by the Compensation Committee to corporate performance versus individual performance in determining these awards. The Compensation Committee acting in its discretion determined the amounts of such awards. Such determination, except in the case of the award for the Chairman, was made after considering the recommendations of the Chairman and President and such other matters as the Compensation Committee deemed relevant. The Compensation Committee, acting in its discretion, may determine to pay a lesser award than the maximum specified. The amount of the total incentive was divided between cash and stock at the discretion of the Compensation Committee. Effective beginning with the year-ended December 31, 2004, the Company’s Board of Directors authorized and adopted an Incentive Recognition Policy (“IRP”). The IRP is designed to strongly motivate senior management to achieve goals that, in the judgment of the Compensation Committee, are important to the long-term success of the Company. For 2005, under the IRP, cash bonuses were paid to the Company’s Named Executive Officers based upon the achievement of certain goals, including the attainment of certain levels of revenue from VeriChip Corporation and the filing of VeriChip registration statement in December 2005 in connection with its planned initial public offering.

Stock Options and Other Awards Granted under the 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan and the 2003 Flexible Stock Plan. The 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan and the 2003 Flexible Stock Plan are long-term plans designed to link rewards with shareholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with shareholders. The value of the stock options to an employee increases as the price of the Company’s stock increases above the fair market value on the grant date, and the employee must remain in the Company’s employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company’s employ.

These Plans allow grants of stock options to all of the Company’s employees, including executive officers. Grants to the Company’s executive officers and to officers of the Company’s subsidiaries are made at the discretion of the Compensation Committee. The Compensation Committee may also make available a pool of options to each subsidiary to be granted at the discretion of such subsidiary’s president.

The 2003 Flexible Stock Plan is also designed to encourage ownership of the Company’s common Stock by employees, directors and other individuals, and to promote and further the best interests of the Company by granting cash and other stock awards. Under the 2003 Flexible Stock Plan, the Company may grant awards of its common stock in lieu of payments of cash compensation pursuant to the mutual agreement of the participant and the Company.

Stock Options Granted under the 1999 Employees Stock Purchase Plan. The 1999 Employees Stock Purchase Plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, provides eligible employees with an opportunity to accumulate, through payroll deductions, funds to be used toward the purchase of the Company’s stock pursuant to options granted under the plan. Options granted in connection with an offering under the plan, permitted the option holder to purchase the Company’s stock at a price per share equal to 85% of the fair market value of the stock on (i) the date on which the option was granted (i.e., the first business day of the offering) and (ii) the date on which the option was exercised (i.e., the last business day of the offering), whichever is less. Section 423 of the Internal Revenue Code also provides certain favorable tax consequences to the option holder, provided that the stock acquired under the plan is held for a specified minimum period of time. Under FAS 123R, which became effective for the Company on January 1, 2006, options granted under the employee stock purchase plan may be compensatory. As a result, the Company is considering various alternatives in connection with the plan, which include changing the terms of grant or terminating the employee stock purchase plan.

Other than as otherwise disclosed herein, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals described above, except for the plans provided by certain of the Company’s subsidiaries.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was composed of Daniel E. Penni and Constance Weaver during 2005. None of the Company’s executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2005.

Employment Contracts and Change-In-Control Arrangements

On April 8, 2004, the Company entered into an employment agreement with Scott R. Silverman, its Chairman, Chief Executive Officer and Acting President, which agreement became retroactively effective on January 1, 2004, and terminates five years from such effective date. The employment agreement provides for a base salary of approximately $330,000 with minimum annual increases of 10% of the base salary, a discretionary bonus and other fringe benefits. In addition, it provided for the grant of options to acquire approximately 857,500 shares of the Company’s common stock with exercise prices equal to the fair market value on the date of grant. To date, 759,951, 5,500 and 92,049 options have been granted with exercise prices of $2.57, $2.24 and $5.85 per share, respectively. The options were fully vested on December 30, 2005 and expire on April 8, 2012. Upon termination of Mr. Silverman’s employment, certain payments become due, the amounts of which depend on the nature of the termination. In addition, the employment agreement contains a change of control provision that provides for the payment of five times the then current base salary and five times the average bonus paid to Mr. Silverman for the three full calendar years immediately prior to the change of control, or the number of years that were completed commencing on the effective date of the agreement and ending on the date of the change of control if less than three calendar years. In addition, any outstanding stock options held by Mr. Silverman as of the date of the change of control become vested and exercisable as of such date, and remain exercisable during the remaining life of the option. All severance and change of control payments made in connection with the employment agreement may be paid in shares of the Company’s common stock, subject to necessary approvals, or in cash at Mr. Silverman’s option.

Other than the agreement entered into with Scott R. Silverman discussed above, the Company has not entered into employment contracts with any of its other Named Executive Officers. In May 2004, the Company entered into an executive management change in control plan with certain of its executive officers, which provides for the payment of one half to up to three times the then current base salary and average annual bonuses paid to the officers, as well as the continued payment of any leased vehicles used by the executives. In addition, any outstanding stock options held by the executive officers as of the date of the change of control become vested and exercisable as of such date, or in the case of an acquisition of all of the common stock of the Company, such options shall vest prior to such closing and remain exercisable during the remaining life of the option. All severance and change of control payments made in connection with the change in control plan may be paid in shares of the Company’s common stock, subject to necessary approvals, or in cash at the executives’ option.

Severance Policy

The Company has established a severance policy for its Named Executive Officers (excluding Scott R. Silverman) and certain other officers under which, if the Company terminates such an employee without cause, as defined, or the employee resigns with good reason the employee will receive severance payments. Under the policy, senior vice presidents and above will receive one year of base salary and vice presidents will receive six months of base salary, based on the salary in effect at the time of the termination. The severance amount is reduced by half if the employee has been in the Company’s employ for less than one year. Payments cease if, in any material respect, the employee engages in an activity that competes with the Company or if the employee breaches a duty of confidentiality.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

On September 27, 2000, the following directors exercised options granted to them under the Company’s 1999 Flexible Stock Plan to purchase shares of the Company’s common stock. Under the terms of the grants, the directors listed below each executed and delivered a non-recourse, interest bearing promissory note in the amounts listed below, and a stock pledge agreement to the Company in consideration for the purchase of the shares (the directors received no cash proceeds from these loans) as follows:

Directors	Amount	Interest Rate	Due Date
Daniel E. Penni	$236,500	6.0%	September 27, 2003
Constance K. Weaver	$236,500	6.0%	September 27, 2003

In September 2000, when the loans were originated, the Company notified these officers and directors that the Company intended to pay their annual interest as part of their compensation expense/directors remuneration and to provide a gross-up for the associated income taxes. Annual interest payments were due on September 27, 2001 and September 27, 2002. The Company has chosen not to pay the interest and related tax gross-up.  In addition, the principal balance and a final interest payment became due on September 27, 2003. The Company, therefore, considered such notes to be in default. In July 2005, the Company foreclosed on the underlying collateral (all of the Company’s common stock) in full satisfaction of the notes with Mr. Penni and Ms. Weaver.

Transactions with Subsidiaries

Digital Angel Corporation

As of December 31, 2005, the Company owned approximately 55.4% of Digital Angel’s outstanding common stock. VeriChip had a supply and development agreement with Digital Angel dated March 4, 2002 covering the manufacture and supply of the Company’s human implantable microchips. During 2005 and 2004, Digital Angel billed VeriChip approximately $0.7 million and $0.1 million, respectively, for product supplied under the agreement. On December 28, 2005, the VeriChip and Digital Angel entered into a restated supply and development agreement as more fully discussed below under the heading VeriChip Corporation below.

On February 25, 2005, the Company entered into a share exchange agreement with Digital Angel. Pursuant to the agreement, the Company sold 684,543 shares of its common stock to Digital Angel in exchange for 644,140 shares of Digital Angel’s common stock. The value of the common stock exchanged was $3.5 million. Digital Angel used the Company’s common stock that it received under the agreement as partial consideration for an acquisition.

DSD leases a 13,600 square foot building located in Hvidovre, Denmark. The building is occupied by DSD’s administrative and production operations. The lease agreement has no expiration but includes a three month termination notice that can be utilized by the owner or DSD. DSD leases the building from LANO Holding Aps. LANO Holding Aps is 100% owned by Lasse Nordfjeld, DSD’s CEO.

VeriChip Corporation

On December 28, 2005, VeriChip and Digital Angel entered into a restated supply and development agreement for the supply of VeriChip implantable microchips. Digital Angel is VeriChip’s sole supplier of microchips relating to its human implantable microchip business. Under this agreement, Digital Angel purports to license to VeriChip the right to use the implantable human microchip technology. However, in 1994, the exclusive rights to use the patented technology in applications involving the identification of human beings were licensed to Hughes Aircraft Company and Hughes Identification Devices, Inc. by Destron/IDI, Inc., a predecessor of Digital Angel. Hughes Aircraft Company subsequently changed its name and is now known as Raytheon Company. Raytheon Microelectronics España, or RME, entered into an agreement, referred to as the 2006 supply agreement, with Digital Angel effective April 26, 2006. VeriChip has been advised that RME is a wholly-owned subsidiary of Raytheon Company. The 2006 supply agreement grants Digital Angel a non-exclusive license to any and all intellectual property held by RME or its affiliates related to the manufacture, distribution or use of the microchip for use in human beings. However, because the 2006 agreement was with RME and not Raytheon Company, it is possible that RME lacks the authority or intellectual property to grant a license that would support VeriChip’s use of the patented technology for human identification. Based on the 1994 license and the limitations associated with the 2006 supply agreement between RME and Digital Angel, certain rights relating to the license under VeriChip’s supply agreement with Digital Angel are broader than the rights that Digital Angel has under the 2006 supply agreement. Accordingly, such rights, most notably the rights to independently enforce the patent and to independently manufacture the products, are rendered inoperative by the previously granted right to use the patented technology for human identification. As a result, VeriChip’s use of the technology might be enjoined and it could be required to pay damages, including enhanced damages, based on the claim that the sale and use of its products conflicts with the exclusive license previously granted to others for the use of the technology for the identification of human beings.

Digital Angel may supply human implantable microchips to other parties unless VeriChip meets certain minimum purchase requirements. Specifically, the minimum purchase requirements are currently $0, $875,000, $1,750,000 and $2,500,000 for each of 2006, 2007, 2008 and 2009, respectively, and $3,750,000 for 2010 and each year thereafter. If during any year VeriChip purchases in excess of its minimum purchase requirement for that year, such excess shall be credited against the minimum purchase requirement for the following year or years. VeriChip’s rights under its agreement with Digital Angel will not prevent other parties from competing with VeriChip. VeriChip’s agreement with Digital Angel continues until March 2013, and, as long as it continues to meet the minimum purchase requirements, will automatically renew on an annual basis until the expiration of Digital Angel’s patents covering the supplied products (if applicable). The agreement may be terminated earlier prior to its stated term under specified events, such as a bankruptcy of the other party or an uncured default in the performance of any obligation under the agreement, including the payment of money.

The terms of the predecessor supply and development agreement and the amended and restated supply and development agreement were negotiated by the executive officers of the respective companies and approved by the independent members of each company’s board of directors. Accordingly, the Company believes that the terms of the agreements are comparable to terms that could be obtained from independent third parties.

Loan to VeriChip Corporation

As of December 31, 2005, VeriChip owed the Company approximately $6.9 million in principal and accrued interest. To evidence that indebtedness, on December 27, 2005, the Company entered into an agreement with VeriChip providing for a revolving loan to VeriChip in principal amount of up to $8.5 million. The loan bears interest at the highest prime rate of interest as published from time to time in The Wall Street Journal. The revolving loan and all other obligations of any kind owed by VeriChip to the Company are secured by a lien on all of VeriChip’s assets. Upon the closing of VeriChip’s planned initial public offering, it will use a portion of the proceeds to repay the loan. The interest rate negotiated between the parties was based upon the rate that large financial institutions charge their best clients in arm’s-length lending transactions. Depending upon VeriChip’s future operating performance, such rate may not be comparable to the terms that the Company could obtain from independent third parties.

Transition Services Agreement

On December 27, 2005, the Company entered into a transition services agreement with VeriChip in which the Company agreed to provide VeriChip with certain administrative transition services and payment of expenses requested from time to time by VeriChip, including payroll, legal, finance, accounting, information technology and tax services and services related to VeriChip’s planned initial public offering. As compensation for these services, VeriChip agreed to pay the Company (i) approximately $62,000 per month for fixed costs allocable to these services, (ii) the Company’s reasonable out-of-pocket direct expenses incurred in connection with providing these services, (iii) the Company’s expenses incurred in connection with services provided to VeriChip in connection with its planned initial public offering and (iv) any charges by third party service providers that may or may not be incurred as part of VeriChip’s planned initial public offering and that are attributable to transition services provided to or for VeriChip.

The term of the agreement continues until such time as VeriChip requests the Company to cease performing such services, provided that the Company is not obligated to continue to provide the transition services for more than two years. Except for any request by VeriChip that the Company cease to perform transition services, the agreement may not be terminated by either party except in the event of a material default in the Company’s delivery of the transition services or in VeriChip’s payment for those services. The terms of the transition services agreement were negotiated between certain of the Company’s and VeriChip’s executive officers, and were based upon historical amounts incurred by the Company for payment of such services to third parties. Accordingly, the Company believes that the terms of the transactions are comparable to terms that one could obtain from independent third parties.

During 2005, the Company paid legal fees of $0.1 million, to VeriChip’s legal counsel, Akin Gump Strauss Hauer & Feld LLP, referred to as Akin Gump. Tommy G. Thompson, a partner with Akin Gump, has been a member of VeriChip’s board of directors since July 2005 and holds options to purchase 0.2 million shares of VeriChip’s common stock.

InfoTech USA, Inc.

As of December 31, 2005, the Company owned approximately 52.5% of InfoTech’s outstanding common stock. On June 27, 2003, the Company borrowed $1.0 million from InfoTech under the terms of a commercial loan agreement and term note. The loan accrues interest at an annual rate of 16%, and interest is payable monthly. The loan, which was originally due on June 30, 2004, was extended and the principal balance plus accrued interest is due on June 30, 2006. As of December 31, 2005, $1.0 million of principal was outstanding under the note and no interest was due. Under the terms of a Stock Pledge Agreement, the Company pledged 750,000 shares of Digital Angel Corporation’s common stock that the Company owns as collateral for the loan. The proceeds of the loan were used to fund operations. The terms of the loan agreement were negotiated by the executive officers of the respective companies and approved by the independent members of each company’s board of directors. Accordingly, the Company believes that the terms of the agreements are comparable to terms that could be obtained from independent third parties

InfoTech reimburses the Company on a monthly basis for insurance expenses. During 2005 and 2004, InfoTech reimbursed the Company approximately $0.2 million and $0.2 million, respectively, for such expenses.

Changes in Control

The Company has granted its lender, Satellite Senior Income Fund LLC, a first priority security interest in substantially all of the Company’s assets, and the Company has pledged all of the issued and outstanding capital stock owned by the Company in VeriChip, InfoTech and certain other wholly-owned subsidiaries of the Company and a portion of the common stock owned by the Company in Digital Angel. If the Company defaults under the terms of its agreement with Satellite, such default, if uncured, could result in a change in control of the Company.

Directorships

Messrs. Silverman and Zarriello serve as directors of Digital Angel Corporation (AMEX: DOC), and Mr. Silverman serves as a director of InfoTech USA, Inc. (OTC:IFTH). No other executive officer or director holds directorships in any other company that has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following Performance Graph and Audit Committee Report shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

The following performance graph compares the changes from December 31, 2000 through December 31, 2005, in the cumulative total value of $100 hypothetically invested in each of (i) the Company’s common stock, (ii) the Russell 2000 Stock Index, (iii) the Nasdaq Stock Market®- U.S., and (iv) the AMEX- U.S.

Cumulative Total Return
Based on Investment of $100
December 31, 2000- December 31, 2005

$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
2000
2001
2002
2003
2004
2005
The Company
Russell 2000 Index
Nasdaq US
Amex- US

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
The Company	$100.00	$62.94	$59.59	$68.31	$98.11	$41.57
Russell 2000 Index	$100.00	$101.03	$79.23	$115.18	$134.75	$139.23
Nasdaq US	$100.00	$79.33	$54.84	$82.00	$89.22	$91.11
Amex - US	$100.00	$94.41	$91.83	$130.72	$159.77	$195.94

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Committee is comprised of four directors and operates under a written charter adopted by the Board of Directors as amended in May 2006, which is attached as Appendix B to this proxy statement. All of the audit committee members are independent within the meaning of Rule 4200(a)(14) of the NASD listing standards, and are “independent,” as that term is defined in Section 10A of the Securities Act of 1934, as amended. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its responsibilities, the Committee reviewed the audited financial statements in the quarterly reports on Form 10-Q and the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the Company’s financial reporting and controls.

The Committee reviewed with its independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting standards, their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380) as may be modified or supplemented. In addition, the Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the registered public accounting firm’ written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Furthermore, the Committee has considered whether the provision of non-audit services by the independent registered public accounting firm for the fiscal year ended December 31, 2005, is compatible with maintaining their independence.

The Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. At least once a quarter, the Committee meets with members of the independent registered public accounting firm, with or without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee has appointed Eisner LLP to serve as the Company’s principal independent public accountants for the year ending December 31, 2006.

Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm are responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Committee may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the independent registered public accounting firm’s report on the Company’s financial statements. The Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with U.S. generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

In addition to the responsibilities discussed in the preceding paragraphs, the Audit Committee’s responsibilities include reviewing significant accounting policies, policy decisions and changes, along with significant accounting, reporting and operational issues. The committee also reviews corporate policies and significant instances (if any) of the lack of compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud. The committee is responsible for the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting, review and approval of the annual internal audit plan and reports of the internal audit function and the establishment of procedures to receive, retain and treat complaints and whistle-blower information regarding questionable accounting or auditing matters.

The Committee is pleased to submit this report to the shareholders with regard to the above matters.

Dennis G. Rawan, Chairman
Daniel E. Penni
Michael S. Zarriello
J. Michael Norris

(Proposal 2)

RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Eisner LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2006, subject to ratification by the shareholders of the Company. Eisner LLP has audited the Company’s consolidated financial statements since the year ended December 31, 2002.

A representative of Eisner LLP is expected to be present at the Meeting and will have an opportunity to make a statement if he or she so desires. The Eisner LLP representative will also be available to respond to appropriate questions from shareholders.

AUDIT AND NON-AUDIT FEES

For the fiscal years ended December 31, 2005 and 2004, fees for services provided by Eisner LLP were as follows:

	2005	2004

A. Audit Fees	$798,491	$688,657

B. Audit Related Fees (review of registration statements and other SEC filings)	44,600	169,100

C. Tax Fees (tax-related services, including income tax advice regarding income taxes within the United States)	--	7,200

D. All other fees (acquisition due diligence services)	85,495	50,000

Total Fees	$928,586	$914,957

Compatibility of Fees

The Audit Committee of the Board of Directors has considered whether the provision of the services covered in B. and C. above is compatible with maintaining the independent registered public accounting firm’s independence and has concluded that the services did not interfere with the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has a policy for the pre-approval of audit services, requiring its prior approval for all audit and non-audit services provided by the Company’s independent registered public accounting firm. All services provided by and all fees paid to Eisner LLP in fiscal 2005 were pre-approved by the Audit Committee in accordance with the policy. The Company’s independent registered public accounting firm may not provide certain prohibited services. The Audit Committee’s prior approval must be obtained before the scope or cost of pre-approved services is increased.

Vote Required

In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

(Proposal 3)

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2003 FLEXIBLE STOCK PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN FROM 5,200,000 TO 7,500,000 SHARES

The Company’s shareholders are asked to act upon a proposal to amend the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 5,200,000 to 7,500,000 shares.

Introduction

On May 14, 2003, the Board of Directors adopted the Applied Digital Solutions, Inc. 2003 Flexible Stock Plan (“the 2003 Plan”), which was approved by the Company’s shareholders on July 25, 2003. On July 24, 2004 and June 11, 2005, the Company’s shareholders approved amendments to the 2003 Plan to increase the number of authorized shares of common stock issuable under the plan to 2,600,000 and 5,200,000 shares, respectively. The 2003 Plan is intended to attract, retain, motivate and reward employees, directors and other individuals and to encourage ownership by employees, directors and other individuals of the Company’s common stock. The 2003 Plan also allows the Company to grant awards of its common stock in lieu of payments of cash compensation pursuant to the mutual agreement of a participant and the Company. An employee is an individual employed by the Company or a subsidiary. The 2003 Plan provides for benefits (collectively “Benefits”) to be awarded in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights (as described below and referred to hereafter as “SARs”), Restricted Stock, Performance Shares, Cash Awards, and Other Stock Awards, each of which is defined below.

On May 31, 2006 the Board of Directors has approved an amendment to the 2003 Plan increasing the number of shares of common stock that may be issued under the 2003 Plan from 5,200,000 to 7,500,000 shares. Under the 2003 Plan, as of May 17, 2006, options, net of forfeitures, to acquire 4,729,490 shares of the Company’s common stock have been granted by the committee designated for such purpose, and 49,744 shares of the Company’s common stock have been granted as payment for certain directors’ fees.

Vote Required

In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of an amendment to the Company’s 2003 Plan to increase the number of authorized shares of common stock issuable under the plan from 5,200,000 to 7,500,000 shares.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of an amendment and restatement of the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 5,200,000 to 7,500,000 shares.

Set forth below is a description of the essential features of the 2003 Plan. This description is subject to and qualified in its entirety by the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

DESCRIPTION OF THE PLAN

Number of Shares

Under the proposed amendment, the number of shares of common stock that may be issued in connection with Benefits shall be increased from 5,200,000 shares to 7,500,000 shares of common stock. Such shares may be authorized but unissued shares, shares held in the Company’s treasury, or both. If an option or SAR expires or is terminated, surrendered or canceled, without having been fully exercised, if Restricted Stock or Performance Shares are forfeited, or if any other grant results in shares of common stock not being issued, the shares covered by such option or SAR, grant of shares of Restricted Stock, Performance Shares or other grant, as the case may be, shall again be available for use under the 2003 Plan.

If there is any change in the common stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of SARs and number and class of shares available for options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of shares subject to any outstanding options, SARs, grants of Restricted Stock Performance Shares which are not yet vested, and Other Stock Based Awards, and the price thereof, as applicable, may be appropriately adjusted.

Administration

The 2003 Plan is administered by a committee (“Committee”). The Committee consists of the “outside directors” of the Board of Directors, as defined in Section 162(m) of the Code, unless the Board of Directors appoints a Committee of two or more but less than all of the outside directors of the Board of Directors. If the Committee does not include the entire Board, it shall serve at the pleasure of the outside directors of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee.

Subject to the express provisions of the 2003 Plan, the Committee has complete authority to:

•	determine when and to whom Benefits are granted and the type and amounts of Benefits;

•	determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

•	interpret and construe the 2003 Plan and any agreement (“Agreement”) evidencing and describing a Benefit;

•	prescribe, amend and rescind rules and regulations relating to the 2003 Plan;

•	determine the form and contents of all Agreements;

•	determine all questions relating to Benefits under the 2003 Plan;

•	take any other action which it considers necessary or appropriate for the administration of the 2003 Plan and to carry out the purposes of the 2003 Plan; and

•	provide that specific awards granted under the 2003 Plan generally will not be subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code.

Except as required by Rule 16b-3 with respect to Benefits granted to persons who are subject to Section 16 of the Exchange Act (consisting of directors and officers), or other applicable law, including Code Section 162(m), the Committee may delegate its authority to any employee, employees or committee.

Amendment, Termination and Change in Control

The Board of Directors may amend the 2003 Plan at any time. However, the Board of Directors may not amend the 2003 Plan without shareholder approval if such amendment:

•	would cause options, which are intended to qualify as Incentive Stock Options to fail to qualify as such;

•	would cause the 2003 Plan to fail to meet the requirements of Rule 16b-3; or

•	would violate applicable law.

The 2003 Plan has no fixed termination date and shall continue in effect until terminated by the Board of Directors.

The amendment or termination of the 2003 Plan will not adversely affect any Benefit granted prior to such amendment or termination. However, any Benefit may be modified or canceled by the Committee if and to the extent permitted by the 2003 Plan or Agreement or with the consent of the participant to whom such Benefit was granted.

In the event of a Change in Control, as defined below, all Incentive Stock Options and Non-Qualified Stock Options shall become fully exercisable, all Stock Appreciation Rights shall become immediately payable, all Restricted Stock shall become vested, all Performance Shares shall be deemed fully earned, and all Cash Awards, Other Stock Based Awards, and other Benefits shall become fully vested, exercisable or payable. In addition, the Committee may, to the extent not inconsistent with the above, provide such protection as it deems necessary to maintain a participant’s rights, including, without limitation:

•	providing for purchase of a benefit for an amount in cash equal to the amount which could have been attained upon the exercise or realization of such benefit;

•	making such adjustment to the outstanding benefits as the Committee deems appropriate; and/or

•	causing the outstanding benefits to be assumed, or new benefits substituted therefor, by the surviving corporation.

“Change in Control” means:

•	the acquisition by any person or group, other than the Company and certain related entities, of more than 20% of the outstanding shares of common stock;

•
a change in the majority of the members of the Board of Directors during any two year period which is not approved by at least two-thirds of the members of the Board of Directors who were members at the beginning of the two year period;

•
a merger or consolidation involving the Company in which the shareholders of the Company prior to the effective date of the transaction do not have more than 50% of the voting power of the surviving entity immediately following the transaction; or

•	the liquidation or dissolution of the Company, or

•	a sale or other disposition of all or substantially all of its assets.

Eligibility for Benefits

Benefits may be awarded to individuals selected by the Committee. Benefits may be awarded only to employees, members of the Board of Directors, (including former employees and former members of the Board of Directors if in connection with their separation from the Company), employees and owners of entities which are not affiliates but which have a direct or indirect ownership interest in an employer, individuals who, and employees and owners of entities which, are customers or suppliers of an employer, individuals who, and employees and owners of entities which, render services to an employer, and individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity previously described. Incentive Stock Options may be granted only to employees.

Types of Benefits

Under the 2003 Plan, the Committee may grant a number of different types of Benefits. A summary of the principal characteristics of various types of Benefits which may be granted is set forth below.

Stock Options. Two types of stock options may be granted under the 2003 Plan. Stock options intended to qualify for special tax treatment under Section 422 of the Code are referred to as “Incentive Stock Options,” and options not intended to so qualify are referred to as “Non-Qualified Stock Options.” In the case of Non-Qualified Stock Options, the option price shall be determined by the Committee but shall be no less than 100% of the fair market value of the shares of common stock on the date the option is granted, and, in the case of Incentive Stock Options, the price shall be determined by the Committee but shall be no less than the fair market value of the shares of common stock on the date the option is granted.

The other terms of options shall be determined by the Committee. However, in the case of options intended to qualify as Incentive Stock Options, such terms must meet all requirements of Section 422 of the Code. Currently, such requirements are:

•	the option must be granted within 10 years from the adoption of the 2003 Plan,

•	the option may not have a term longer than 10 years,

•	the option must be not transferable other than by will or the laws of descent and distribution and may be exercised only by the optionee during his/her lifetime,

•	the maximum aggregate fair market value of common stock with respect to which such options are first exercisable by an optionee in any calendar year may not exceed $100,000; and

•	the option must be granted to an employee.

In addition, if the optionee owns more than 10% of the Company’s common stock or more than 10% of the total combined voting power of all classes of stock of any subsidiary, the option price must be at least 110% of fair market value of the shares of common stock on the date the option is granted, and the option may not have a term longer than five years.

SARs. A SAR is the right to receive an amount equal to the appreciation in value of one share of common stock from the time the SAR is granted until the time the grantee elects to receive payment. Participants who elect to receive payment of SARs shall receive payment in common stock. When SARs are granted in tandem with an Incentive Stock Option, the SARs must contain such terms and conditions as are necessary for the related option to qualify as an Incentive Stock Option. In addition, if SARs are granted in tandem with a stock option: the exercise of the option shall cause a correlative reduction in the SARs; and the payment of SARs shall cause a correlative reduction in the shares under the option.

Restricted Stock. Restricted Stock is common stock which is subject to forfeiture until a period of time has elapsed or certain conditions have been fulfilled. Unless the Committee determines otherwise, shares of Restricted Stock shall be granted at a cost equal to par value (presently $.01 per share). Certificates representing shares of Restricted Stock shall bear a legend referring to the 2003 Plan, noting the risk of forfeiture of the shares and stating that such shares are non-transferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted stock from the date of grant.

Performance Shares. Performance Shares are the right to receive common stock or cash equal to the fair market value of the common stock at a future date in accordance with the terms of the grant. Generally, such right shall be based upon the attainment of targeted profit and/or other performance objectives. The Committee shall determine the performance targets which will be applied with respect to each grant of Performance Shares at the time of grant, but in no event later than 90 days after the beginning of the period of service to which the performance targets relate. The performance criteria applicable to Performance Shares will be one or more of the following: (1) stock price; (2) average annual growth in earnings per share; (3) increase in shareholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on shareholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Performance Share award and the deadline for satisfying each such target shall be stated in the

Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before the Performance Shares award becomes effective.

Cash Awards. A Cash Award is a Benefit payable in cash. If the Committee intends for the Cash Award to qualify as Performance Based Compensation, the Committee shall determine the performance targets which will be applied with respect to each grant of such Cash Awards at the time of grant, but in no event later than 90 days after the beginning of the period of service to which the performance targets relate. The performance criteria applicable to such Cash Awards will be one or more of the following: (1) stock price; (2) average annual growth in earnings per share; (3) increase in shareholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on shareholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to such Cash Award and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before such Cash Awards become effective. The maximum cash award that an individual may receive in any calendar year in the aggregate is the greater of $100,000 or 100% of his/her compensation (excluding any Cash Award) for such year.

Other Stock Based Awards. An Other Stock Based Award is an award that is valued in whole or in part by reference to, or is otherwise based on, common stock. The Committee shall have the right to grant shares in lieu of the payment of cash compensation pursuant to the mutual agreement of the participant and the Company.

General Provisions Applicable to Benefits

Under the 2003 Plan, the following provisions are applicable to one or more types of Benefits.

Agreement and Terms of Benefits. The grant of any Benefit may be evidenced by an Agreement which describes the specific Benefit granted and the terms, conditions and provisions of, and restrictions relating to, such Benefit. Any Agreement shall contain such provisions as the Committee shall determine to be necessary, desirable and appropriate.

Transferability. Unless otherwise specified in an agreement or permitted by the Committee, each Benefit shall be non-transferable other than by will or the laws of descent and distribution and shall be exercisable during a participant’s lifetime only by him/her.

Tandem Awards. Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an Incentive Stock Option except SARs.

Payment. Upon the exercise of an option or in the case of any other Benefit that requires a payment to the Company, payment may be made either:

•	in cash, or

•	with the consent of the Committee,

•	by the tender of shares of common stock having an aggregate fair market value equal to the amount due the Company, including a so-called “cashless exercise,”

•	in other property,

•	by the surrender of all or part of a Benefit (including the Benefit being exercised or acquired), or by any combination of the foregoing.

Dividend Equivalents. Grants of Benefits in common stock or common stock equivalents may include dividend equivalent payments or dividend credit right.

Withholding. At the time any Benefit is distributed under the 2003 Plan, the Company may withhold, in cash or in shares of common stock, from such distribution any amount necessary to satisfy income withholding requirements applicable to such distribution.

Limitation on Benefits. The number of shares covered by options where the purchase price is no less than fair market value on the date of grant plus SARs which may be granted to any one individual in any calendar year shall not exceed 1,000,000. The number of shares covered by Performance Shares in any calendar year shall not exceed 500,000.

Restrictions on Shares

The Committee may require each person purchasing common stock pursuant to an option or receiving common stock pursuant to any other form of Benefit under the 2003 Plan to represent to and agree with the Company in writing that such person is acquiring the shares for investment and without a view to distribution or resale. In addition, shares issued under the Plan may be subject to restrictive agreements between the Company or a subsidiary and the participant. The Committee may require that a legend reflecting any restriction described above be placed on any certificate for shares.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following is a summary of the U.S. federal income tax consequences of the Plan, based on current income tax laws, regulations and rulings.

Incentive Stock Options

Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his/her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his/her gain or loss will be the difference between the amount realized on the disposition of the shares and his/her basis in the shares.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (“Early Disposition”), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of:

•	the amount realized on the Early Disposition, or

•	the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares.

The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his/her basis in the shares, the difference between the amount realized and his/her basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is an item of tax preference (“Stock Option Preference”), which is discussed below.

Non-Qualified Stock Options

Non-Qualified Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a Non-Qualified Option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

As a result of the optionee’s exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. The Company’s deduction will be taken in the Company’s taxable year in which the option is exercised.

The excess of the fair market value of the stock on the date of exercise of a Non-Qualified Stock Option over the exercise price is not a Stock Option Preference.

SARs

Recipients of SARs do not recognize income upon the grant of such rights. When a participant elects to receive payment of a SAR, he recognizes ordinary income in an amount equal to the fair market value of shares of common stock received, and the Company is entitled to a deduction equal to such amount.

Restricted Stock; Performance Shares

Grantees of Restricted Stock and Performance Shares do not recognize income at the time of the grant of such stock. However, when shares of Restricted Stock become free from any restrictions or when Performance Shares are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied, less, in the case of Restricted Stock, the amount paid for the Stock. Alternatively, the grantee of Restricted Stock may elect to recognize income upon the grant of the Stock and not at the time the restrictions lapse, in which case the amount of income recognized will be the fair market value of the Stock on the date of grant less any amount paid. The Company will be entitled to deduct as compensation the amount includible in the grantee’s income in its taxable year in which the grantee recognizes the income.

Cash Awards

Cash Awards are taxable as ordinary income when received or constructively received by a participant. The Company is entitled to deduct the amount of a Cash Award when the award is taxable to the recipient.

Taxation under Section 409A of the Code

Under Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, generally effective beginning in 2005, compensation deferred under nonqualified deferred compensation plans that do not satisfy election, distribution, and funding restrictions will be subject to current income inclusion, a 20% tax and interest assessments in the year of deferral, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. The plan has been amended to comply with the provisions of Section 409A, in order to avoid such assessments.

Taxation of Preference Items

The Internal Revenue Code imposes an Alternative Minimum Tax on a portion of the optionee’s “alternative minimum taxable income”. Alternative minimum taxable income is determined by adding the optionee’s Stock Option Preference and any other items of tax preference to the optionee’s adjusted gross income and then subtracting certain allowable deductions and a specified exemption amount.

Change of Control

If there is an acceleration of the vesting or payment of Benefits and/or an acceleration of the exercisability of stock options upon a Change of Control, all or a portion of the accelerated benefits may constitute “Excess Parachute Payments” under Section 280G of the Code to certain officers, shareholders, or highly-compensated individuals. The individual receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the individual’s average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

Limitation on Deduction

Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1,000,000. Under the regulations interpreting Code Section 162(m), a covered employee is any individual who, as of the last day of the Company’s taxable year, is the Company’s chief executive officer or among the four highest compensated officers. Code Section 162(m) does not apply to: (a) compensation payable solely on account of the attainment of one or more performance goals if (i) the goals are determined by a committee of two or more outside directors, (ii) the material terms under which the remuneration will be paid, including the goals, is disclosed to shareholders and approved by a majority of the shareholders, and (iii) except in the case of SARs and certain stock options (as described below), the committee certifies that the goals have been met; and (b) compensation payable under a binding contract in effect on February 17, 1993 which is not thereafter modified in any material respect. Compensation arising from SARs and stock options where the price from which appreciation is calculated or exercise price, as the case may be, is no less than fair market value on the date of grant constitute compensation on amount of attainment of a performance goal as long as the committee described above grants the SARs or options and the shareholders approve the maximum number of shares per participant over a specific time period. The $1,000,000 limitation is reduced by any remuneration subject to such limitation for which a deduction is disallowed under the Change of Control provisions set forth above. Benefits under the Plan may be structured to avoid the application of Code Section 162(m).

Summary Only

The foregoing statement is only a summary of the U.S. federal income tax consequences of the 2003 Plan and is based on the Company’s understanding of present U.S. federal tax laws and regulations.

SHAREHOLDER PROPOSALS

Pursuant to the applicable rules under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company’s 2007 Proxy Statement. Proposals by shareholders intended to be included in the Company’s 2007 Proxy Statement must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and must be submitted in writing to the Secretary of the Company no later than February 3, 2007, or a reasonable time before the Company begins to print and mail its proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. Proposals by shareholders to be presented at the Company’s 2007 Annual Meeting (but not intended to be included in the Company’s 2007 Proxy Statement) must be submitted in writing to the Secretary of the Company no earlier than April 15, 2007, but no later than May 14, 2007, in accordance with the Company’s bylaws. Otherwise, the proxies named by the Company’s Board of Directors may exercise discretionary voting authority with respect to the shareholder proposal, without any discussion of the proposal in the Company’s proxy materials.

OTHER MATTERS

Financial Statements. The Company’s consolidated financial statements for the year ended December 31, 2005 are included in the Company’s 2005 Annual Report to Shareholders. Copies of the Annual Report are being sent to the Company’s shareholders concurrently with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

The form of Proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

MICHAEL E. KRAWITZ

Executive Vice President, General Counsel,
Secretary and Chief Privacy Officer
Delray Beach, Florida
June 9, 2006

Appendix A

APPLIED DIGITAL SOLUTIONS, INC.

2003 FLEXIBLE STOCK PLAN

(as Amended and Restated through May 31, 2006)

APPLIED DIGITAL SOLUTIONS, INC.
2003 FLEXIBLE STOCK PLAN
(as Amended and Restated through May 31, 2006)

APPLIED DIGITAL SOLUTIONS, INC.
2003 FLEXIBLE STOCK PLAN
(as Amended and Restated through May 31, 2006)

1. NAME AND PURPOSE

1.1 Name.

The name of this Plan is the “Applied Digital Solutions, Inc. 2003 Flexible Stock Plan.”

1.2 Purpose.

The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals, to encourage ownership of the Company’s common stock by Employees and other individuals, and to promote and further the best interests of the Company by granting cash and other awards. The Company also intends in appropriate circumstances to grant awards of its common stock in lieu of cash compensation pursuant to the mutual agreement of the Participant and the Company.

2. DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

2.1 General Definitions.

The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

2.1.1 Affiliate.

A Parent or Subsidiary of the Company.

2.1.2 Agreement.

The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

2.1.3 Benefit.

Any benefit granted to a Participant under the Plan.

2.1.4 Board.

The Board of Directors of the Company.

2.1.5 Cash Award.

A Benefit payable in the form of cash.

2.1.6 Change of Control.

The occurrence of any of the following:

A. An acquisition of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” or “Group” (as each such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person or Group, as the case may be, has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, shares of common stock or Voting Securities that are acquired in a Non-Control Acquisition (as defined below) shall not constitute an acquisition which would cause a Change of Control. A “Non-Control Acquisition” shall mean an acquisition by (i) the Company, (ii) any Subsidiary or (ii) any employee benefit plan maintained by the Company or any Subsidiary, including a trust forming part of any such plan (an “Employee Benefit Plan”);

B. When, during any 2-year period, individuals who, at the beginning of the 2-year period, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least 50% of the members of the Board; provided, however, that (i) if the election or nomination for election by the Company’s shareholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes hereof, be deemed to be a member of the Incumbent Board; and (ii) no individual shall be deemed to be a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or

1

threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

C. The consummation of:

(i) a merger, consolidation or reorganization involving the Company or any Subsidiary, unless the merger, consolidation or reorganization is a Non-Control Transaction. A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company or any Subsidiary where:

(a)
the shareholders of the Company immediately prior to the merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the common stock or Voting Securities, as the case may be, immediately prior to the merger, consolidation or reorganization,

(b)
the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

(c)
no Person or Group, other than (1) the Company, (2) any Subsidiary, (3) any Employee Benefit Plan or (4) any other Person or Group who, immediately prior to the merger, consolidation or reorganization, had Beneficial Ownership of not less than 20% of the then outstanding Voting Securities or common stock, has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities or common stock;

(d)	A complete liquidation or dissolution of the Company; or

(e)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred solely because any Person or Group (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities or common stock of the Company as a result of an acquisition of Voting Securities or common stock by the Company which, by reducing the number of shares of Voting Securities or common stock then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change of Control would have occurred (but for the operation of this sentence) as a result of the acquisition of Voting Securities or common stock by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional shares of Voting Securities or common stock, which increases the percentage of the then outstanding shares of Voting Securities or common stock beneficially owned by the Subject Person, then a Change of Control shall be deemed to have occurred.

2.1.7 Code.

The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

2.1.8 Company.

Applied Digital Solutions, Inc.

2.1.9 Committee.

The Committee described in Section 5.1.

2.1.10 Common Stock.

The Company’s common stock, which presently has a par value of $.01 per Share.

2

2.1.11 Effective Date.

The date that the amended and restated Plan is approved by the shareholders of the Company which must occur within one year before or after approval by the Board. Any grants of Benefits prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

2.1.12 Employee.

Any person employed by the Employer.

2.1.13 Employer.

The Company and all Affiliates.

2.1.14 Exchange Act.

The Securities Exchange Act of 1934, as amended.

2.1.15 Fair Market Value.

The closing price of Shares on the Nasdaq National Market on a given date, or, in the absence of sales on a given date, the closing price on the Nasdaq National Market on the last day on which a sale occurred prior to such date.

2.1.16 Fiscal Year.

The taxable year of the Company which is the calendar year.

2.1.17 ISO.

An Incentive Stock Option as defined in Section 422 of the Code.

2.1.18 NQSO.

A non-qualified stock Option, which is an Option that does not qualify as an ISO.

2.1.19 Option.

An option to purchase Shares granted under the Plan.

2.1.20 Other Stock Based Award.

An award under Section 3.1 that is valued in whole or in part by reference to, or otherwise based on, common stock.

2.1.21 Parent.

Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.1.22 Participant.

An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees, members of the Board, (including former Employees and former members of the Board if in connection with their separation from the Company), employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, individuals who, and employees and owners of entities which, render services to an Employer, and individuals who, and employees and owners of entities, which have ownership or business affiliations with any individual or entity previously described.

2.1.23 Performance Based Compensation.

Compensation which meets the requirements of Section 162(m)(4)(C) of the Code.

2.1.24 Performance Share.

A Share awarded to a Participant under Section 16.4 of the Plan.

3

2.1.25 Plan.

The Applied Digital Solutions, Inc. 2003 Flexible Stock Plan and all amendments and supplements to it.

2.1.26 Reload Option.

An Option to purchase the number of Shares used by a Participant to exercise an Option and to satisfy any withholding requirement incident to the exercise of such Option.

2.1.27 Restricted Stock.

Shares issued under Section 16.1 of the Plan.

2.1.28 Rule 16b-3.

Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

2.1.29 SEC.

The Securities and Exchange Commission.

2.1.30 Share.

A share of common stock.

2.1.31 SAR.

A stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

2.1.32 Subsidiary.

Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.2 Other Definitions.

In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

2.3 Conflicts.

In the case of any conflict in the terms of the Plan relating to a Benefit, the provisions in the section of the Plan which specifically grants such Benefit shall control those in a different section. In the case of any conflict between the terms of the Plan relating to a Benefit and the terms of an Agreement relating to a Benefit, the terms of the Plan shall control.

3. COMMON STOCK

3.1 Number of Shares.

The number of Shares which may be issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 7,500,000 Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both. The full number of Shares available may be used for any type of Option or other Benefit; provided, however, that the number of Shares that may be issued under ISOs shall not exceed 1,300,000.

3.2 Reusage.

If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or SAR, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan. Any Shares which are used as full or partial payment to the Company upon exercise of an Option or for any other Benefit that requires a payment to the Company shall be available for purposes of the Plan.

3.3 Adjustments.

If there is any change in the common stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise,

4

the number of SARs and number and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock which are not vested, grants of Performance Shares which are not vested, and Other Stock Based Awards, and the price thereof, as applicable, may be appropriately adjusted by the Committee.

4. ELIGIBILITY

4.1 Determined By Committee.

The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services. Unless specifically provided otherwise herein, all determinations of the Committee in connection with the Plan or an Agreement shall be made in its sole discretion.

5. ADMINISTRATION

5.1 Committee.

The Plan shall be administered by the Committee. The Committee shall consist of the “outside directors” of the Board, unless the Board appoints a Committee of two or more but less than all of the Board all of whom are “outside directors” as defined in Section 162(m) of the Code. The Committee shall use its best efforts to grant Options, SARs, Restricted Stock, Performance Shares, Cash Awards and Other Stock Based Awards under this Plan to an Employee which will qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, except where the Committee deems that the Company’s interests when viewed broadly will be better served by a grant which is free of the conditions required to so qualify any such grant for purposes of Section 162(m) of the Code.

If the Committee does not include the entire outside directors of the Board, it shall serve at the pleasure of the outside directors of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee made at a meeting at which a quorum is present shall be made by a majority of its members present at the meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.2 Authority.

Subject to the terms of the Plan, the Committee shall have discretionary authority to:

(a)	determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;

(b)	determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

(c)	interpret and construe the Plan and all Agreements;

(d)	prescribe, amend and rescind rules and regulations relating to the Plan;

(e)	determine the content and form of all Agreements;

(f)	determine all questions relating to Benefits under the Plan;

(g)	maintain accounts, records and ledgers relating to Benefits;

(h)	maintain records concerning its decisions and proceedings;

(i)	employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

(j)	take, at any time, any action described in Section 9.1 or permitted by Section 9.2(a), irrespective of whether any Change of Control has occurred or is imminent;

(k)	determine, except to the extent otherwise provided in the Plan, whether and the extent to which Benefits under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Benefits are granted as the Committee determines to be necessary or appropriate to conform to such requirements; and

5

(l)	do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

5.3 Delegation.

Except as required by Rule 16b-3 with respect to grants of Options, Stock Appreciation Awards, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 16b-3 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

5.4 Determination.

All determinations of the Committee shall be final and binding on all persons.

6. AMENDMENT

6.1 Power of Board.

Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

6.2 Limitation.

The Board may not amend the Plan, without approval of the shareholders of the Company:

(a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;

(b) in a manner which would cause the Plan to fail to meet the requirements of Rule 16b-3; or

(c) in a manner which would violate applicable law.

7. TERM AND TERMINATION

7.1 Term.

The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

7.2 Termination.

The Plan may be terminated at any time by the Board.

8. MODIFICATION OR TERMINATION OF BENEFITS

8.1 General.

Subject to the provisions of Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant’s right to any Benefit granted prior to such amendment or termination.

8.2 Committee’s Right.

Any Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit.

8.3 Compliance with Applicable Laws.

The Plan shall be administered and interpreted in accordance with applicable federal tax laws, including Section 409A of the Code, and the regulations promulgated thereunder.

6

9. CHANGE OF CONTROL

9.1 Vesting and Payment.

In the event of a Change of Control:

(a)	provide for the purchase of any Benefit for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit;

(b)	all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

(c)	all Shares of Restricted Stock shall become fully vested;

(d)	all Performance Shares shall be deemed to be fully earned and shall be paid out in such manner as determined by the Committee; and

(e)	all Cash Awards, Other Stock Based Awards and other Benefits shall become fully vested and/or earned and paid out in such manner as determined by the Committee.

9.2 Other Action.

In the event of a Change of Control, the Committee, in its sole discretion, may, in addition to the provisions of Section 9.1 above and to the extent not inconsistent therewith:

(a)	provide for the purchase of any Benefit for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit;

(b)	make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

(c)	cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

10. AGREEMENTS AND CERTAIN BENEFITS

10.1 Grant Evidenced by Agreement.

The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient’s execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

10.2 Provisions of Agreement.

Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit’s duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant’s death, disability, changes of duties or termination of employment; the Benefit’s conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

10.3 Transferability.

Unless otherwise specified in an Agreement or permitted by the Committee, each Benefit granted shall be not transferable other than by will or the laws of descent and distribution and shall be exercisable during a Participant’s lifetime only by him.

11. REPLACEMENT AND TANDEM AWARDS

11.1 Replacement.

The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit.

7

11.2 Tandem Awards.

Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an ISO except SARs.

12. PAYMENT, DIVIDENDS AND WITHHOLDING

12.1 Payment.

Upon the exercise of an Option or in the case of any other Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid:

(a)	in cash;

(b)	by the surrender of all or part of a Benefit (including the Benefit being exercised) including by means of a so-called “cashless exercise” of an option;

(c)	by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due to the Company;

(d)	in other property, rights and credits deemed acceptable by the Committee, including the Participant’s promissory note;

(e)	by any combination of the payment methods specified in (a), (b), (c) and (d) above.

Notwithstanding, the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

12.2 Dividend Equivalents.

Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

12.3 Withholding.

The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may require a participant to tender to the Company cash and/or Shares in the amount necessary to comply with any such withholding requirements.

13. OPTIONS

13.1 Types of Options.

It is intended that both ISOs and NQSOs, which may be Reload Options, may be granted by the Committee under the Plan.

13.2 Grant of ISOs and Option Price.

Each ISO must be granted to an Employee and granted within ten years from the earlier of the date of adoption by the Board or the Effective Date. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

13.3 Other Requirements for ISOs.

The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

13.4 NQSOs.

The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than 100% of the Fair Market Value of the Shares at the time the Option is granted.

8

13.5 Determination by Committee.

Except as otherwise provided in Section 13.1 through Section 13.4, the terms of all Options shall be determined by the Committee.

14. SARS

14.1 Grant and Payment.

The Committee may grant SARs. Upon electing to receive payment of a SAR, a Participant shall receive payment in Shares.

14.2 Grant of Tandem Award.

The Committee may grant SARs in tandem with an Option, in which case: the exercise of the Option shall cause a correlative reduction in SARs standing to a Participant’s credit which were granted in tandem with the Option; and the payment of SARs shall cause a correlative reduction of the Shares under such Option.

14.3 ISO Tandem Award.

When SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

14.4 Payment of Award.

SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

15. ANNUAL LIMITATIONS

15.1 Limitation on Options and SARs.

The number of (a) Shares covered by Options where the purchase price is no less than the Fair Market Value of the Shares on the date of grant plus (b) SARs which may be granted to any Participant in any Fiscal Year shall not exceed 1,000,000.

15.2 Limitation on Performance Shares

The number of Shares covered by Performance Shares in any Fiscal Year shall not exceed 500,000.

15.3 Computations.

For purposes of Section 15.1: Shares covered by an Option that is canceled shall count against the maximum, and, if the exercise price under an Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option; and SARs covered by a grant of SARs that is canceled shall count against the maximum, and, if the Fair Market Value of a Share on which the appreciation under a grant of SARs will be calculated is reduced, the transaction will be treated as a cancellation of the SARs and the grant of a new grant of SARs.

16. RESTRICTED STOCK AND PERFORMANCE SHARES

16.1 Restricted Stock.

The Committee may grant Benefits in Shares available under Section 3.1 of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant.

16.2 Cost of Restricted Stock.

Unless otherwise determined by the Committee, grants of Shares of Restricted Stock shall be made at a per Share cost to the Participant equal to par value.

9

16.3 Non-Transferability.

Shares of Restricted Stock shall not be transferable until after the removal of the legend with respect to such Shares.

16.4 Performance Shares.

Performance Shares are the right of an individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of such grant. The terms and conditions shall be determined by the Committee, in its sole discretion, but generally are expected to be based substantially upon the attainment of targeted profit and/or performance objectives. The Committee shall determine the performance targets which will be applied with respect to each grant of Performance Shares at the time of grant, but in no event later than 90 days after the beginning of the period of service to which the performance targets relate. The performance criteria applicable to Performance Shares will be one or more of the following: (1) stock price; (2) average annual growth in earnings per share; (3) increase in shareholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on shareholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Performance Share award and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before the Performance Shares award becomes effective.

16.5 Grant.

The Committee may grant an award of Performance Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

17. CASH AWARDS

17.1 Grant.

The Committee may grant Cash Awards at such times and (subject to Section 17.2) in such amounts as it deems appropriate.

17.2 Annual Limits.

The amount of any Cash Award in any Fiscal Year to any Participant shall not exceed the greater of $100,000 or 100% of his cash compensation (excluding any Cash Award under this Section 17.2) for such Fiscal Year.

17.3 Restrictions.

Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both. The Committee may make grants of Cash Awards that are intended to be Performance Based Compensation and grants of Cash Awards that are not intended to be Performance Based Compensation.

The Committee shall determine the performance targets which will be applied with respect to each grant of Cash Awards that are intended to be Performance Based Compensation at the time of grant, but in no event later than 90 days after the beginning of the period of service to which the performance targets relate. The performance criteria applicable to Performance Based Compensation awards will be one or more of the following: (1) stock price; (2) average annual growth in earnings per share; (3) increase in shareholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on shareholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Cash Award intended to be Performance Based Compensation and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before the Performance Based Compensation award is paid.

18. OTHER STOCK BASED AWARDS AND OTHER BENEFITS

18.1 Other Stock Based Awards.

The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the common stock,

10

the grant of securities convertible into Shares, and the grant of Shares in lieu of the payment of cash compensation pursuant to the mutual agreement of the Participant and the Company.

18.2 Other Benefits.

The Committee shall have the right to provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

19. MISCELLANEOUS PROVISIONS

19.1 Underscored References.

The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

19.2 Number and Gender.

The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

19.3 Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

19.4 Termination of Employment.

If the employment of a Participant by the Company terminates for any reason, except as otherwise provided in an Agreement, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee. These rules may provide, as the Committee may deem appropriate, for the expiration, forfeiture, continuation, or acceleration of the vesting of all or part of the Benefits.

19.5 Designation of Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

19.6 Governing Law.

This Plan shall be construed and administered in accordance with the laws of the State of Missouri.

19.7 Purchase for Investment.

The Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

11

19.8 No Employment Contract.

Neither the adoption of the Plan nor any Benefit granted hereunder shall confer upon any Employee any right to continued employment nor shall the Plan or any Benefit interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

19.9 No Effect on Other Benefits.

The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

12

Appendix B

APPLIED DIGITAL SOLUTIONS, INC.
AUDIT COMMITTEE CHARTER

AUTHORITY and ORGANIZATION

The Audit Committee is an integral part of the corporate structure. Applied Digital Solutions, Inc.’s (the Company’s) control environment is influenced significantly by it’s Board of Directors (“the Board”) and Audit Committee.

Primary responsibility for the Company’s financial reporting and internal operating controls is vested in senior operating management, as overseen by the Board. The Audit Committee is a standing committee of the Board, established to assist it in fulfilling its fiduciary responsibilities.

The Audit Committee shall have unrestricted access to Company personnel documents, and independent public accountants, and will be given the resources necessary to discharge its responsibilities. The Audit Committee will meet on a regular basis and call special meetings, as required.

The Audit Committee shall consist of at least three Directors appointed by the Board, each of whom in the business judgment of the Board qualifies as an “independent director” under the rules of the National Association of Securities Dealers’ NASDAQ Stock Market (“NASDAQ”), including, as applicable, the standards set forth under Rule 10A-3 (“Rule 10A-3”) of the Securities Exchange Act of 1934, as amended (the rules of NASDAQ and Rule 10A-3, taken together, the “Applicable Listing Rules”). Each member of the Audit Committee shall be, in the business judgment of the Board, “financially literate” under the Applicable Listing Rules. At least one member of the Audit Committee shall have, in the business judgment of the Board, “accounting or related financial management expertise,” under the Applicable Listing Rules. At least one member of the Audit Committee (“who may be the same member who is designated as having “accounting or related financial management expertise”) shall be, in the business judgment of the Board, an “audit committee financial expert,” as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission.

RESPONSIBILITIES

The Audit Committee’s responsibility in the area of financial reporting is to provide reasonable assurance that financial disclosures made by management present fairly the Company’s financial condition, results of operations, plans and long-term commitments.

The Audit Committee’s responsibility in the area of internal controls is to ensure that internal controls are designed to provide reasonable assurance that assets are safeguarded and transactions are authorized and properly recorded. Such controls permit the preparation of fairly presented financial reports and help fulfill the responsibility for stewardship of corporate assets.

The Audit Committee’s responsibility in the area of corporate governance is to provide reasonable assurance that the Company is in substantial compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against employee conflicts of interest and fraud.

1

To accomplish these responsibilities, the Audit Committee will:

•	Meet at least four times a year, with the authority to convene additional meetings, as circumstances require. Meeting minutes will be prepared and maintained by the chairperson;

•	Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues;

•	Review different aspects of the Company on a regular basis, to ensure an understanding of the Company’s operations, lines-of-business and significant products;

•	Review corporate policies and significant instances of the lack of compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud;

•
Be directly responsible for the appointment, compensation and oversight of the work of the independent public accountants employed by the Company for the purpose of preparing or issuing an audit report or related work. The independent public accounting firm will report directly to the audit committee;

•	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself;

•	Be responsible for resolution of any disagreement between management and the auditor regarding financial reporting;

•	Review the annual audit plan and the report of the independent public accountants;

•	Approve of all audit and non-audit services. Any Audit Committee approval of non-audit services will be disclosed to the investors in the required periodic reports;

•	Review the annual internal audit plan and the reports of the Internal Audit function;

•	Meet privately with and have unrestricted access to the Director of Internal Audit and the outside auditors;

•	Establish procedures to 1) Receive retain and treat complaints and 2) handle whistle-blower information regarding questionable accounting or auditing matters;

•
Be responsible for ensuring receipt from the outside auditors of formal communications required by ISB Standard No. 1. They are also responsible for discussing with the auditor any disclosure relationships or services that may impact objectivity and independence and taking, or recommending the full board taking appropriate action, if necessary, to ensure independence of the outside auditors;

•
Review the audited financial statements with the audit committee and the outside auditors and discuss with them their judgments of the financial statements. The audit committee should also discuss the above among themselves, without others present. As a result of these discussions, the audit committee, in reliance on review with management and discussions with the outside auditors, believes the financials are fairly stated in accordance with GAAP; and

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

The outside auditors are responsible for communicating the quality, not just the acceptability, and clarity of the Company’s accounting procedures and their disclosures. This will include the degree of aggressiveness or conservatism of accounting principles and underlining estimates and other significant financial reporting decisions made by management and reviewed by the outside auditors.

The outside auditors will review each quarterly report and report their opinions to the audit committee via a telephone conference call, prior to the Company filing each quarterly Form 10Q.

2

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
APPLIED DIGITAL SOLUTIONS, INC.

Michael E. Krawitz and Lorraine M. Breece, or either of them, are appointed by the undersigned as proxies (the “Proxies”), each with power of substitution, to represent and vote the shares of stock of Applied Digital Solutions, Inc. (the “Company”), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on July 15, 2006, at 9:30 a.m., Eastern Daylight Savings Time, at the Hilton Garden Inn Boca Raton, 8201 Congress Avenue, Boca Raton, Florida 33487, and at any postponements or adjournments thereof (the “Annual Meeting”) as if the undersigned were present and voting at the meeting.

1. Election of Directors;

Note: Unless otherwise indicated, the shares represented by this proxy will be voted for each nominees named below.

NOMINEES:

J. Michael Norris and Constance K. Weaver

FOR the nominees  (except as written on the line below)

WITHHOLD AUTHORITY TO VOTE for all the nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee’s name on the line below.)

2.  Ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006;

FOR                                                    AGAINST                                               ABSTAIN
                ☐            ☐            ☐

3. Approval of an amendment to the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 5,200,000 to 7,500,000 shares; and

FOR                                                    AGAINST                                               ABSTAIN
                 ☐            ☐            ☐

4. In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

The shares represented hereby will be voted in accordance with the directions set forth above and, where no directions are given, such shares will be voted for the nominees for director named above and for each proposal referred to above.

Dated _______________, 2006

Signature

Signature

Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.